                                                                     EXHIBIT 4.1

================================================================================


                                   INDENTURE,


                            Dated as of July 7, 2003,


                                      AMONG


                        MORTON'S RESTAURANT GROUP, INC.,


                                   as Issuer,


                          THE GUARANTORS NAMED HEREIN,


                                 as Guarantors,


                                       AND


                              THE BANK OF NEW YORK,


                       as Trustee and as Collateral Agent


                      7 1/2% SENIOR SECURED NOTES DUE 2010


================================================================================

                              CROSS-REFERENCE TABLE

TIA                                                                     INDENTURE
SECTION                                                                 SECTION
-------                                                                 -------
310(a)(1)...........................................................    7.10
   (a)(2)...........................................................    7.10
   (a)(3)...........................................................    7.10
   (a)(4)...........................................................    N.A.
   (a)(5)...........................................................    7.10
   (b)..............................................................    7.03; 7.08; 7.10
   (c)..............................................................    N.A.
311(a)..............................................................    7.03; 7.11
   (b)..............................................................    7.03; 7.11
   (c)..............................................................    7.03
312(a)..............................................................    2.05
   (b)..............................................................    7.07; 11.03
   (c)..............................................................    11.03
313(a)..............................................................    7.06
   (b)(1)...........................................................    7.06
   (b)(2)...........................................................    7.06
   (c)..............................................................    7.06
   (d)..............................................................    7.06
314(a)..............................................................    4.06; 4.08
   (b)..............................................................    12.03
   (c)(1)...........................................................    4.06; 11.04
   (c)(2)...........................................................    11.04
   (c)(3)...........................................................    4.06
   (d)..............................................................    12.04
   (e)..............................................................    11.05
   (f)..............................................................    N.A.
315(a)..............................................................    7.01(b)
   (b)..............................................................    7.05
   (c)..............................................................    7.01(a)
   (d)..............................................................    7.01(c)
   (e)..............................................................    6.11
316(a)(last sentence)...............................................    2.09
   (a)(1)(A)........................................................    6.05
   (a)(1)(B)........................................................    6.04
   (a)(2)...........................................................    N.A.
   (b)..............................................................    6.07
   (c)..............................................................    9.04
317(a)(1)...........................................................    6.08
   (a)(2)...........................................................    6.09
   (b)..............................................................    2.04
318(a)..............................................................    11.01
   (b)..............................................................    N.A.
   (c)..............................................................    11.01

----------
N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

                                TABLE OF CONTENTS

                                                                                                              PAGE
ARTICLE ONE     DEFINITIONS AND INCORPORATION BY REFERENCE .....................................................1

     SECTION 1.01.    Definitions ..............................................................................1

     SECTION 1.02.    Incorporation by Reference of Trust Indenture Act .......................................26

     SECTION 1.03.    Rules of Construction ...................................................................26

ARTICLE TWO     THE NOTES .....................................................................................27

     SECTION 2.01.    Form and Dating .........................................................................27

     SECTION 2.02.    Execution and Authentication; Aggregate Principal Amount ................................28

     SECTION 2.03.    Registrar and Paying Agent ..............................................................28

     SECTION 2.04.    Obligations of Paying Agent .............................................................29

     SECTION 2.05.    Holder Lists ............................................................................29

     SECTION 2.06.    Transfer and Exchange ...................................................................29

     SECTION 2.07.    Replacement Notes .......................................................................30

     SECTION 2.08.    Outstanding Notes .......................................................................30

     SECTION 2.09.    Treasury Notes; When Notes Are Disregarded ..............................................30

     SECTION 2.10.    Temporary Notes .........................................................................31

     SECTION 2.11.    Cancellation ............................................................................31

     SECTION 2.12.    CUSIP Numbers ...........................................................................31

     SECTION 2.13.    Deposit of Moneys .......................................................................31

     SECTION 2.14.    Book-Entry Provisions for Global Notes ..................................................32

     SECTION 2.15.    Special Transfer Provisions .............................................................33

ARTICLE THREE   REDEMPTION ....................................................................................34

     SECTION 3.01.    Optional Redemption .....................................................................34

     SECTION 3.02.    Selection of Notes to Be Redeemed .......................................................34

     SECTION 3.03.    Notice of Redemption ....................................................................35

     SECTION 3.04.    Effect of Notice of Redemption ..........................................................36

     SECTION 3.05.    Deposit of Redemption Price .............................................................36

     SECTION 3.06.    Notes Redeemed in Part ..................................................................36

ARTICLE FOUR    COVENANTS .....................................................................................36

     SECTION 4.01.    Payment of Notes ........................................................................36

     SECTION 4.02.    Maintenance of Office or Agency .........................................................37

     SECTION 4.03.    Corporate Existence .....................................................................37

     SECTION 4.04.    Payment of Taxes and Other Claims .......................................................37

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
     SECTION 4.05.    Maintenance of Properties and Insurance .................................................37

     SECTION 4.06.    Compliance Certificate; Notice of Default ...............................................38

     SECTION 4.07.    [RESERVED] ..............................................................................38

     SECTION 4.08.    Reports to Holders ......................................................................38

     SECTION 4.09.    Waiver of Stay, Extension or Usury Laws .................................................39

     SECTION 4.10.    Limitation on Restricted Payments .......................................................39

     SECTION 4.11.    Limitation on Transactions with Affiliates ..............................................42

     SECTION 4.12.    Limitation on Incurrence of Additional Indebtedness .....................................43

     SECTION 4.13.    Limitation on Dividend and Other Payment Restrictions Affecting
                      Restricted Subsidiaries .................................................................44

     SECTION 4.14.    Additional Subsidiary Guarantees and Collateral Agreements ..............................45

     SECTION 4.15.    Limitation on Change of Control .........................................................46

     SECTION 4.16.    Limitation on Asset Sales ...............................................................48

     SECTION 4.17.    Impairment of Security Interest .........................................................50

     SECTION 4.18.    Limitation on Liens .....................................................................50

     SECTION 4.19.    Conduct of Business .....................................................................50

     SECTION 4.20.    Limitation on Issuances and Sales of Capital Stock of Subsidiaries ......................50

     SECTION 4.21.    Real Estate Mortgages and Recordings ....................................................51

     SECTION 4.22.    Limitation on Sale and Leaseback Transactions ...........................................52

     SECTION 4.23.    Payments For Consent ....................................................................52

ARTICLE FIVE    SUCCESSOR CORPORATION .........................................................................52

     SECTION 5.01.    Merger, Consolidation and Sale of Assets ................................................52

     SECTION 5.02.    Successor Corporation Substituted .......................................................54

ARTICLE SIX     DEFAULT AND REMEDIES ..........................................................................54

     SECTION 6.01.    Events of Default .......................................................................54

     SECTION 6.02.    Acceleration ............................................................................55

     SECTION 6.03.    Other Remedies ..........................................................................56

     SECTION 6.04.    Waiver of Past Defaults .................................................................56

     SECTION 6.05.    Control by Majority .....................................................................56

     SECTION 6.06.    Limitation on Suits .....................................................................57

     SECTION 6.07.    Rights of Holders to Receive Payment ....................................................57

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
     SECTION 6.08.    Collection Suit by Trustee or Collateral Agent ..........................................57

     SECTION 6.09.    Trustee May File Proofs of Claim ........................................................57

     SECTION 6.10.    Priorities ..............................................................................58

     SECTION 6.11.    Undertaking for Costs ...................................................................58

     SECTION 6.12.    Restoration of Rights and Remedies ......................................................58

ARTICLE SEVEN   TRUSTEE .......................................................................................59

     SECTION 7.01.    Duties of Trustee .......................................................................59

     SECTION 7.02.    Rights of Trustee .......................................................................60

     SECTION 7.03.    Individual Rights of Trustee ............................................................61

     SECTION 7.04.    Trustee's Disclaimer ....................................................................61

     SECTION 7.05.    Notice of Default .......................................................................62

     SECTION 7.06.    Reports by Trustee to Holders ...........................................................62

     SECTION 7.07.    Compensation and Indemnity ..............................................................62

     SECTION 7.08.    Replacement of Trustee ..................................................................63

     SECTION 7.09.    Successor Trustee by Merger, Etc ........................................................64

     SECTION 7.10.    Eligibility; Disqualification ...........................................................64

     SECTION 7.11.    Preferential Collection of Claims Against Company .......................................65

     SECTION 7.12.    Trustee as Collateral Agent .............................................................65

     SECTION 7.13.    Co-Trustees, co-Collateral Agent and Separate Trustees, Collateral Agent ................65

     SECTION 7.14.    Form of Documents Delivered to Trustee ..................................................66

ARTICLE EIGHT   SATISFACTION AND DISCHARGE OF INDENTURE .......................................................67

     SECTION 8.01.    Legal Defeasance and Covenant Defeasance ................................................67

     SECTION 8.02.    Satisfaction and Discharge ..............................................................69

     SECTION 8.03.    Survival of Certain Obligations .........................................................69

     SECTION 8.04.    Acknowledgment of Discharge by Trustee ..................................................70

     SECTION 8.05.    Application of Trust Moneys .............................................................70

     SECTION 8.06.    Repayment to the Company; Unclaimed Money ...............................................70

     SECTION 8.07.    Reinstatement ...........................................................................70

ARTICLE NINE    AMENDMENTS, SUPPLEMENTS AND WAIVERS ...........................................................71

     SECTION 9.01.    Without Consent of Holders ..............................................................71

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
     SECTION 9.02.    With Consent of Holders .................................................................71

     SECTION 9.03.    Compliance with TIA .....................................................................73

     SECTION 9.04.    Revocation and Effect of Consents .......................................................73

     SECTION 9.05.    Notation on or Exchange of Notes ........................................................73

     SECTION 9.06.    Trustee to Sign Amendments, Etc .........................................................74

     SECTION 9.07.    Conformity with Trust Indenture Act .....................................................74

ARTICLE TEN     GUARANTEE .....................................................................................74

     SECTION 10.01.   Guarantee ...............................................................................74

     SECTION 10.02.   Release of a Guarantor ..................................................................75

     SECTION 10.03.   Limitation of Guarantor's Liability .....................................................75

     SECTION 10.04.   Guarantors May Consolidate, etc., on Certain Terms ......................................75

     SECTION 10.05.   Contribution ............................................................................76

     SECTION 10.06.   Waiver of Subrogation ...................................................................76

     SECTION 10.07.   Evidence of Guarantee ...................................................................76

     SECTION 10.08.   Waiver of Stay, Extension or Usury Laws .................................................77

ARTICLE ELEVEN  MISCELLANEOUS .................................................................................77

     SECTION 11.01.   Trust Indenture Act Controls ............................................................77

     SECTION 11.02.   Notices .................................................................................77

     SECTION 11.03.   Communications by Holders with Other Holders ............................................78

     SECTION 11.04.   Certificate and Opinion as to Conditions Precedent ......................................78

     SECTION 11.05.   Statements Required in Certificate or Opinion ...........................................79

     SECTION 11.06.   Rules by Trustee, Paying Agent, Registrar ...............................................79

     SECTION 11.07.   Legal Holidays ..........................................................................79

     SECTION 11.08.   Governing Law ...........................................................................79

     SECTION 11.09.   No Adverse Interpretation of Other Agreements ...........................................80

     SECTION 11.10.   No Recourse Against Others ..............................................................80

     SECTION 11.11.   Successors ..............................................................................80

     SECTION 11.12.   Duplicate Originals .....................................................................80

     SECTION 11.13.   Severability ............................................................................80

     SECTION 11.14.   Waiver of Jury Trial ....................................................................80

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              PAGE
ARTICLE TWELVE  AGREEMENT TO SUBORDINATE SECURITY INTERESTS; SECURITY .........................................81

     SECTION 12.01.   Grant of Security Interest ..............................................................81

     SECTION 12.02.   Intercreditor Agreement .................................................................81

     SECTION 12.03.   Recording and Opinions ..................................................................81

     SECTION 12.04.   Release of Collateral ...................................................................82

     SECTION 12.05.   Specified Releases of Collateral ........................................................83

     SECTION 12.06.   Release upon Satisfaction or Defeasance of all Outstanding Obligations ..................84

     SECTION 12.07.   Form and Sufficiency of Release .........................................................84

     SECTION 12.08.   Purchaser Protected .....................................................................84

     SECTION 12.09.   Authorization of Actions to Be Taken by the Collateral Agent Under the Collateral
                      Agreements ..............................................................................85

     SECTION 12.10.   Authorization of Receipt of Funds by the Collateral Agent Under the Collateral
                      Agreements ..............................................................................85

Exhibit A     -       Form of Initial Note ...................................................................A-1
Exhibit B     -       Form of Exchange Note ..................................................................B-1
Exhibit C     -       Form of Legend for Global Notes ........................................................C-1
Exhibit D     -       Form of Certificate to Be Delivered in Connection with Transfers to Non-QIB
                        Accredited Investors .................................................................D-1
Exhibit E     -       Form of Certificate to Be Delivered in Connection with Transfers Pursuant to
                        Regulation S .........................................................................E-1

NOTE: This Table of Contents shall not, for any purpose, be deemed to be part of this Indenture.

          INDENTURE, dated as of July 7, 2003, among Morton's Restaurant Group, Inc., a Delaware corporation (the "Company"), the Guarantors (as herein defined) and The Bank of New York, as Trustee (in such capacity, the "TRUSTEE") and Collateral Agent (in such capacity, the "COLLATERAL AGENT").

                                   WITNESSETH:

          WHEREAS, the Company and the Guarantors (with respect to the Guarantees) have duly authorized the creation of an issue of 7 1/2% Senior Secured Notes due 2010 (the "INITIAL NOTES"), and 7 1/2% Senior Secured Exchange Notes due 2010 (the "EXCHANGE NOTES," and collectively with the Initial Notes and any Additional Notes (as herein defined), the "NOTES") and the Guarantees (as herein defined) and, to provide therefor, the Company and the Guarantors have duly authorized the execution and delivery of this Indenture; and

          WHEREAS, all things necessary to make the Notes, when each is duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of each of the Company, and to make this Indenture a valid and binding agreement of each of the Company and the Guarantors, have been done.

          NOW, THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

          SECTION 1.01.  DEFINITIONS.

          "ACCELERATION NOTICE" has the meaning set forth in SECTION 6.02(a).

          "ACCRETED VALUE" means, as of any date (the "Specified Date"), with respect to each $1,000 principal amount at maturity of Notes:

          (1) if the Specified Date is one of the following dates (each, a "Semi-Annual Accrual Date"), the amount set forth opposite such date below:

          Semi-Annual Accrual Date                                     Accreted Value
          ------------------------                                     --------------
          Issue Date................................................     $    850.00
          January 1, 2004...........................................     $    857.24
          July 1, 2004..............................................     $    865.15
          January 1, 2005...........................................     $    873.47
          July 1, 2005..............................................     $    882.24
          January 1, 2006...........................................     $    891.48
          July 1, 2006..............................................     $    901.20
          January 1, 2007...........................................     $    911.43
          July 1, 2007..............................................     $    922.21
          January 1, 2008...........................................     $    933.57
          July 1, 2008..............................................     $    945.52
          January 1, 2009...........................................     $    958.10
          July 1, 2009..............................................     $    971.35
          January 1, 2010...........................................     $    985.31
          July 1, 2010..............................................     $  1,000.00

          (2) if the Specified Date occurs between two Semi-Annual Accrual Dates, the sum of (A) the Accreted Value for the Semi-Annual Accrual Date immediately preceding the Specified Date and (B) an amount equal to the product of (a) the difference of (x) the Accreted Value for the immediately following Semi-Annual Accrual Date and (y) the Accreted Value for the immediately preceding Semi-Annual Accrual Date and (b) a fraction, the numerator of which is the number of days elapsed from the immediately preceding Semi-Annual Accrual Date to the Specified Date, calculated on a basis of a 360 day year comprised of twelve 30 day months, and the denominator of which is 180 days, except for the period from the Issue Date to the first Semi-Annual Accrual Date immediately succeeding the Issue Date, which is 174 days.

          "ACQUIRED INDEBTEDNESS" means Indebtedness of a Person or any of its Subsidiaries existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time it merges or consolidates with or into the Company or any of its Restricted Subsidiaries or assumed in connection with the acquisition of assets from such Person and in each case not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary of the Company or such acquisition, merger or consolidation.

          "ADDITIONAL NOTES" means any Notes, other than Exchange Notes, issued after the Issue Date from time to time in accordance with the terms of this Indenture including, without limitation, the provisions of SECTIONS 2.02 and 4.12.

          "ADMINISTRATIVE AGENT" means (1) until such time as an administrative agent or other agent has been appointed by the Lenders under the Credit Agreement to act in such capacity, the initial Lender thereunder and (2) from such time any administrative or other agent has been appointed by the Lenders under the Credit Agreement to act in such capacity, such administrative agent or other agent.

          "AFFILIATE" means, with respect to any specified Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative of the foregoing. A Person shall not be deemed an "Affiliate" of the Company or any of its Restricted Subsidiaries solely as a result of such Person being a joint venture partner of the Company or any of its Subsidiaries.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "AGENT MEMBERS" has the meaning set forth in SECTION 2.14(a) and means, with respect to the Depository, Euroclear or Clearstream, a Person who has an account with the Depository, Euroclear or Clearstream, respectively (and, with respect to the Depository, shall include Euroclear and Clearstream).

          "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depository, Euroclear and Clearstream that apply to such transfer or exchange.

          "ASSET ACQUISITION" means (1) an Investment by the Company or any Restricted Subsidiary of the Company in any other Person pursuant to which such Person shall become a Restricted Subsidiary of the Company or any Restricted Subsidiary of the Company, or shall be merged with or into the Company or any Restricted Subsidiary of the Company, or (2) the acquisition by the Company or any Restricted Subsidiary of the Company of the assets of any Person (other than a Restricted Subsidiary of the Company) which constitute all or substantially all of the assets of such Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

          "ASSET SALE" means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other transfer for value by (x) the Company or any of its Restricted Subsidiaries (including any Sale and Leaseback Transaction) to any Person other than the Company or a Guarantor or (y) a Foreign Restricted Subsidiary to any Person other than the Company or a Wholly-Owned Subsidiary of the Company of: (1) any Capital Stock of any Restricted Subsidiary of the Company (other than any issuance pursuant to clause (2) or (3) of SECTION 4.20); or (2) any other property or assets of the Company or any Restricted Subsidiary of the Company other than in the ordinary course of business; PROVIDED, HOWEVER, that asset sales or other dispositions shall not include: (a) a transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $2.5 million; (b) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets (determined on a consolidated basis) of the Company as permitted under SECTION 5.01; (c) any Restricted Payment permitted by SECTION
4.10 or that constitutes a Permitted Investment; (d) sales or other dispositions of inventory, accounts receivable or other current assets in the ordinary course of business; (e) the granting of a Permitted Lien; (f) the sale of Cash Equivalents; (g) the sale, disposal, replacement or abandonment of used, worn out, obsolete or surplus equipment or other property or assets that are no longer used or useful in the business of the Company or its Restricted Subsidiaries (including, without limitation, the dissolution of any Subsidiary of the Company to the extent permitted pursuant to this Indenture); (h) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof; (i) the good faith surrender or waiver of contract rights or the settlement, release or surrender of claims of any kind; (j) the sale or other disposal of property or assets pursuant to the exercise of any remedies pursuant to the Credit Agreement or the other security documents relating to any Indebtedness permitted hereunder; (k) the licensing or grant of rights or interests in intellectual property to the extent that any such license or grant does not prohibit the Company and its Restricted Subsidiaries from using such intellectual property or require the Company and its Restricted Subsidiaries to pay any fees for any such use; and (l) the sale or other transfer of assets to franchisees in the ordinary course of business.

          "ATTRIBUTABLE DEBT" in respect of a Sale and Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended); PROVIDED THAT if such Sale and Leaseback Transaction results in a Capitalized Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of such term.

          "AUTHENTICATING AGENT" has the meaning set forth in SECTION 2.02.

          "BANKRUPTCY CODE" means the Bankruptcy Reform Act of 1978, as amended, and codified as 11 U.S.C. Sections101 et seq.

          "BOARD OF DIRECTORS" means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

          "BUSINESS DAY" means a day that is not a Legal Holiday.

          "CAPITAL STOCK" means:

          (1) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing; and

          (2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person and all options, warrants and other rights to purchase or acquire any of the foregoing.

          "CAPITALIZED LEASE OBLIGATION" means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

          "CASH EQUIVALENTS" means:

          (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's Ratings Service, a division of The McGraw Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3) commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined net capital and surplus of not less than $250.0 million;

          (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above;

          (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above; and

          (7) investments made by Foreign Restricted Subsidiaries in local currencies in instruments issued by or with entities in such jurisdictions having correlative and comparable attributes to the foregoing.

          "CHANGE OF CONTROL" means the occurrence of one or more of the following events:

          (1) after the first public offering of common stock of the Company after the Issue Date, any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of the Company, and one or more Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of the Company than such other Person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company;

          (2) individuals who on the Issue Date constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office;

          (3) the approval by the holders of Capital Stock of the Company of a plan for the liquidation or dissolution of the Company; or

          (4) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (determined on a consolidated basis) to another Person (other than, in all such cases, a Person that is controlled by one or more of the Permitted Holders), other than a transaction following which (A) in the case of a merger or consolidation transaction, holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction or have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of the Company and (B) in the case of a sale of assets transaction, each transferee becomes an obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

          "CHANGE OF CONTROL DATE" has the meaning set forth in SECTION 4.15(b).

          "CHANGE OF CONTROL OFFER" has the meaning set forth in SECTION
4.15(a).

          "CHANGE OF CONTROL PAYMENT DATE" has the meaning set forth in SECTION 4.15(b)(2).

          "CLEARSTREAM" means Clearstream Banking, societe anonyme.

          "COLLATERAL" shall mean, as the context may require, (1) "Collateral" as such term is defined in the Security Agreement, the Pledge Agreement and/or any Trademark Security Agreement and/or (2) all property mortgaged under the Mortgages.

          "COLLATERAL AGENT" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "COLLATERAL AGREEMENTS" means, collectively, the Security Agreement, the Pledge Agreement, each Trademark Security Agreement and each Mortgage, in each case, as the same may be amended, supplemented or modified from time to time in accordance with its terms.

          "COMMISSION" means the Securities and Exchange Commission.

          "COMMON STOCK" of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person's common stock, whether outstanding on the Issue Date or issued after the Issue Date, and includes, without limitation, all series and classes of such common stock.

          "COMPANY" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means such successor.

          "CONSOLIDATED EBITDA" means, with respect to any Person, for any period, the sum (without duplication) of:

          (1)     Consolidated Net Income; and

          (2) to the extent Consolidated Net Income has been reduced thereby:

                  (a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period;

                  (b) Consolidated Interest Expense, amortization expense and depreciation expense; and

                  (c) Consolidated Non-cash Charges less any non-cash items increasing Consolidated Net Income for such period,

all as determined on a consolidated basis for such Person and its Restricted Subsidiaries in accordance with GAAP.

          "CONSOLIDATED FIXED CHARGE COVERAGE RATIO" means, with respect to any Person, the ratio of Consolidated EBITDA of such Person during the four consecutive full fiscal quarters (the "Four Quarter Period") most recently ending on or prior to the date of the transaction or event giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio for which financial statements are available (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "Consolidated EBITDA" and "Consolidated Fixed Charges" shall be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1) the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of any Preferred Stock by such Person or any of its Restricted Subsidiaries (and, in each case, the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness or the issuance or redemption or other repayment of any Preferred Stock (and, in each case, the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the

Transaction Date, as if such incurrence or repayment, as the case may be (and the application of the proceeds thereof), occurred on the first day of the Four Quarter Period; and

          (2) any Asset Sale or other disposition or Asset Acquisition (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of any such Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness) during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or other disposition or Asset Acquisition (including the incurrence, assumption or liability for any such Indebtedness or Acquired Indebtedness and also including any Consolidated EBITDA associated with the assets that are the subject of such Asset Sale or other disposition or Asset Acquisition) occurred on the first day of the Four Quarter Period.

          Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining:

          (1) the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

                  (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date (including Indebtedness actually incurred on the Transaction Date) and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date; and

                  (b) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements; and

          (2) the numerator (but not the denominator) of this "Consolidated Fixed Charge Coverage Ratio", Consolidated EBITDA for such Four Quarter Period shall be increased by the aggregate amount of pre-opening costs incurred by the Company and its Restricted Subsidiaries during such period to the extent Consolidated Net Income during such period was reduced thereby.

          "CONSOLIDATED FIXED CHARGES" means, with respect to any Person for any period, the sum, without duplication, of:

          (1) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs and debt issuance costs of such Person and its consolidated Restricted Subsidiaries during such period and any premium or penalty paid in connection with redeeming or retiring Indebtedness of such Person and its consolidated Restricted Subsidiaries prior to the stated maturity thereof pursuant to the agreements governing such Indebtedness); plus

          (2) the product of (x) the amount of all dividend payments on any series of Preferred Stock of such Person (other than dividends paid in Qualified Capital Stock) or, to the extent permitted hereunder, its Restricted Subsidiaries paid in cash during such period to any Person other than such Person or any of its Restricted Subsidiaries times (y) a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

          "CONSOLIDATED INTEREST EXPENSE" means, with respect to any Person for any period, the aggregate of the interest expense of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, as determined in accordance with GAAP, and including, without duplication, (a) all amortization of original issue discount, (b) the interest component of Capitalized Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Restricted Subsidiaries during such period, and
(c) net cash costs under all Interest Swap Obligations, other than any cash costs paid to unwind Interest Rate Obligations existing on and prior to the Issue Date, excluding, however, any amount of such interest expense of any Restricted Subsidiary if (A) the net income of such Restricted Subsidiary is excluded in the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Consolidated Net Income pursuant to clause (4) of the definition thereof) or (B) on or prior to the Issue Date, money has been set aside for the payment of such interest and at the time of determination is held to secure such payment thereof.

          "CONSOLIDATED NET INCOME" means, with respect to any Person, for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; PROVIDED, HOWEVER, that there shall be excluded therefrom, without duplication:

          (1) after-tax gains and losses from Asset Sales (without regard to the $2.5 million limitation set forth in the definition thereof) or abandonments or reserves relating thereto;

          (2) after-tax items classified as extraordinary or nonrecurring gains or losses;

          (3) gains and losses due solely to fluctuations in currency values and the related tax effects according to GAAP;

          (4) only for purposes of calculating cumulative Consolidated Net Income for purposes of SECTION 4.10, the net income of any Restricted Subsidiary of the referent Person to the extent that the declaration of dividends or similar distributions by that Restricted Subsidiary of that income is restricted by a contract, operation of law or otherwise;

          (5) the net income of any Person, other than a Restricted Subsidiary of the referent Person, except to the extent of cash dividends or distributions paid to the referent Person or to a Restricted Subsidiary of the referent Person by such Person;

          (6) any restoration to income of any material contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date;

          (7) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued); and

          (8) in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

          "CONSOLIDATED NON-CASH CHARGES" means, with respect to any Person, for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP (excluding any such charges constituting an extraordinary item or loss or any such charge which requires an accrual of or a reserve for cash charges for any future period).

          "CORPORATE TRUST OFFICE" means the office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date of this Indenture, located at The Bank of New York, 101 Barclay Street, Floor 8 West, New York, New York 10286.

          "COVENANT DEFEASANCE" has the meaning set forth in SECTION 8.01(c).

          "CREDIT AGREEMENT" means the Loan and Security Agreement dated as of July 7, 2003, between the Company and Wells Fargo Foothill, Inc. (together with its successors and assigns, the "Lenders"), together with the related documents thereto (including, without limitation, any guarantee agreements and security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder (PROVIDED, HOWEVER, that such increase in borrowings is permitted under clause (2) of the definition of the term "Permitted Indebtedness") or adding Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

          "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement designed to protect the Company or any Restricted Subsidiary of the Company against fluctuations in currency values.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Code.

          "DEFAULT" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

          "DEPOSITORY" means The Depository Trust Company, its nominees and successors ("DTC").

          "DISQUALIFIED CAPITAL STOCK" means that portion of any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except in each case, upon the occurrence of a Change of Control) on or prior to the date which is 91 days after the final maturity date of the Notes for cash or is convertible into or exchangeable for debt securities of the Company or its Subsidiaries at any time prior to such date; PROVIDED THAT any Capital Stock that would not constitute Disqualified Capital Stock but for the provisions thereof giving holders the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the stated maturity of the Notes shall not constitute Disqualified Capital Stock if the "asset sale" or "change of control" provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in SECTION 4.15 and SECTION 4.16 and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be repurchased pursuant to such covenants.

          "DOMESTIC RESTRICTED SUBSIDIARY" means any Restricted Subsidiary of the Company that is not a Foreign Restricted Subsidiary.

          "EQUITY OFFERING" means any private or public offering of Qualified Capital Stock of the Company or any holding company of the Company.

          "EUROCLEAR" means Euroclear Bank S.A./N.V., as operator of the Euroclear system.

          "EVENT OF DEFAULT" has the meaning set forth in SECTION 6.01.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

          "EXCHANGE NOTES" has the meaning set forth in the preamble to this Indenture.

          "EXCHANGE OFFER" means an exchange offer that may be made by the Company, pursuant to the Registration Rights Agreement, to exchange for any and all the Initial Notes a like aggregate principal amount at maturity of Exchange Notes having substantially identical terms to the Notes registered under the Securities Act.

          "EXCLUDED ASSETS" means (i) any leasehold interest of the Company or any of its Domestic Restricted Subsidiaries in real property, (ii) the property subject to a Permitted Sale and Leaseback Transaction or any other real property currently owned or acquired after the Issue Date by the Company or any of its Domestic Restricted Subsidiaries that is not required to be encumbered by a Mortgage, (iii) assets (other than the right to receive payment) owned by the Company or any of its Domestic Restricted Subsidiaries on the Issue Date or thereafter if the granting of a Lien thereon is prohibited by law or an enforceable contract with a third party unless any required consent shall have been obtained, (iv) Capital Stock of each Foreign Subsidiary directly owned by the Company or any of its Domestic Restricted Subsidiaries to the extent that such Capital Stock held by the Company or such Domestic Restricted Subsidiary, as the case may be, exceeds 65% of the Capital Stock of such Foreign Subsidiary,
(v) any Capital Stock of the Company's Subsidiaries constituting "Excluded Equity Interests" as defined in the Pledge Agreement and the Security Agreement and (vi) any other assets owned or acquired by the Company or any of its Domestic Restricted Subsidiaries that are not required to constitute Collateral pursuant to the terms of the Collateral Agreements.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and if such value exceeds $5.0 million, shall be evidenced by a Board Resolution of the Board of Directors of the Company.

          "FOREIGN CREDIT FACILITY" means a credit facility entered into by a Foreign Restricted Subsidiary.

          "FOREIGN RESTRICTED SUBSIDIARY" means any Foreign Subsidiary that is a Restricted Subsidiary.

          "FOREIGN SUBSIDIARY" means any Subsidiary of the Company (1) which is organized under the laws of any jurisdiction outside of the United States of America, (2) which conducts the major portion of its business outside of the United States of America and (3) all or substantially all of the property and assets of which are located outside of the United States of America.

          "GAAP" means accounting principles generally accepted in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect from time to time.

          "GLOBAL NOTE" has the meaning set forth in SECTION 2.01.

          "GUARANTEE", "GUARANTY" and "SUBSIDIARY GUARANTY" have the meaning assigned to "Guarantee" in SECTION 10.01.

          "GUARANTOR" means (1) all Domestic Restricted Subsidiaries of the Company existing on the Issue Date and (2) each of the Company's Domestic Restricted Subsidiaries that in the future executes a supplemental indenture in which such Domestic Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Guarantor; PROVIDED THAT any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms hereof.

          "HOLDER" and "NOTEHOLDER" mean the Person in whose name a Note is registered on the Registrar's books.

          "IMMATERIAL SUBSIDIARY" means any Restricted Subsidiary of the Company
(i) that is a Foreign Restricted Subsidiary or (ii) that has no material assets other than assets relating to a single restaurant that at the time of determination is not operational.

          "INCUR" has the meaning set forth in SECTION 4.12.

          "INDEBTEDNESS" means with respect to any Person, without duplication:

          (1)     all Obligations of such Person for borrowed money;

          (2) all Obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (3)     all Capitalized Lease Obligations of such Person;

          (4) all Obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all Obligations under any title retention agreement (but excluding trade accounts payable and other accrued liabilities arising in the ordinary course of business that are not overdue by 90 days or more or are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and any deferred purchase price represented by earn-outs consistent with the Company's past practice);

          (5) all Obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction, whether or not then due, but excluding Obligations with respect to letters of credit (including trade letters of credit) to the extent such Obligations are cash collateralized or such letters of credit secure Obligations (other than Obligations described in clauses (1), (2) and (3) above) entered into in the ordinary course of business of such Person and such letters of credit are not drawn upon or, if drawn upon, to the extent any such drawing is reimbursed no later than three Business Days following receipt by such Person of a demand for reimbursement;

          (6) guarantees and other contingent obligations in respect of Indebtedness referred to in clauses (1) through (5) above and clause (8) below;

          (7) all Obligations of any other Person of the type referred to in clauses (1) through (6) which are secured by any Lien on any property or asset of such Person, the amount of such Obligation being deemed to be the lesser of the Fair Market Value of such property or asset or the amount of the Obligation so secured;

          (8) all net Interest Swap Obligations and all net Obligations under Currency Agreements of such Person; and

          (9) all Disqualified Capital Stock issued by such Person with the amount of Indebtedness represented by such Disqualified Capital Stock being equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any.

          For purposes hereof, the "maximum fixed repurchase price" of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Capital Stock.

          The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above, and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INDENTURE DOCUMENTS" means, collectively, the Indenture, the Notes, the Guarantees and the Collateral Agreements.

          "INDEPENDENT FINANCIAL ADVISOR" means a nationally-recognized accounting, appraisal or investment banking firm which, in the judgment of the Board of Directors of the Company, is independent and qualified to perform the task for which it is to be engaged.

          "INITIAL NOTES" has the meaning set forth in the preamble to this Indenture.

          "INITIAL PURCHASER" means Jefferies & Company, Inc.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTERCREDITOR AGREEMENT" means the Intercreditor and Lien Subordination Agreement, dated as of the Issue Date, among the Administrative Agent and the Collateral Agent, the Company and the Guarantors, as the same may be amended, supplemented or modified from time to time.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Notes.

          "INTEREST SWAP OBLIGATIONS" means the obligations of any Person pursuant to any arrangement with any other Person, whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by such other Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements, in each case, determined as if such agreement were terminated on the date such obligations were being determined for purposes of this Indenture.

          "INVESTMENT" means, with respect to any Person, any direct or indirect loan or other extension of credit (including, without limitation, a guarantee) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition for value by such Person of any Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by, any Person. "Investment" shall exclude extensions of trade credit by the Company and its Restricted Subsidiaries on commercially reasonable terms in accordance with normal trade practices of the Company and its Restricted Subsidiaries.

          "ISSUE DATE" means the date of original issuance of the Notes.

          "LEGAL DEFEASANCE" has the meaning set forth in SECTION 8.01(b).

          "LEGAL HOLIDAY" has the meaning set forth in SECTION 11.07.

          "LENDERS" has the meaning set forth in the definition of the term "Credit Agreement."

          "LIEN" means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

          "MANAGEMENT AGREEMENT" means that certain Management Agreement, dated as of July 25, 2002 (as amended by the First Amendment to Management Agreement, dated July 7, 2003), by and between Morton's Holdings, LLC and Castle Harlan, Inc., as the same may be amended, supplemented or modified from time to time; PROVIDED, HOWEVER, that no such amendment, supplement or modification may (i) modify the subordination provisions thereof in a manner adverse to the Holders, or (ii) increase the fees payable thereunder to an amount exceeding $3.5 million in any year plus out-of-pocket expenses.

          "MATURITY DATE" means July 1, 2010.

          "MORTGAGES" means the mortgages, deeds of trust, deeds to secure debt or other similar documents delivered by the Company or any of its Domestic Restricted Subsidiaries pursuant to the terms hereof which create, in favor of the Collateral Agent, Liens on any fee interest in real property owned by the Company or any such Domestic Restricted Subsidiary, as the case may be, as collateral security for the payment obligations of the Company under this Indenture and Notes or of such Domestic Restricted Subsidiary under this Indenture and its Guarantee, as the case may be.

          "NET CASH PROCEEDS" means, with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (other than the portion of any such deferred payment constituting interest) received by the Company or any of its Restricted Subsidiaries from such Asset Sale net of:

          (1) reasonable out-of-pocket expenses and fees relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees and sales commissions and severance and relocation costs and expenses);

          (2) all taxes and other costs and expenses actually paid or estimated by the Company (in good faith) to be payable in cash in connection with such Asset Sale;

          (3) in the case of an Asset Sale of Collateral, repayment of Indebtedness that is secured by the property or assets that are the subject of such Asset Sale and, in the case of any other Asset Sale, repayment of Indebtedness that is required to be repaid in connection with such Asset Sale;

          (4) amounts required to be paid to any Person (other than the Company or any of its Restricted Subsidiaries) owning a beneficial interest in the assets that are the subject of the Asset Sale; and

          (5) appropriate amounts to be provided by the Company or any Restricted Subsidiary, as the case may be, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale;

PROVIDED, HOWEVER, that if, after the payment of all taxes with respect to such Asset Sale, the amount of estimated taxes, if any, pursuant to clause (2) above exceeded the tax amount actually paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall, at such time, constitute Net Cash Proceeds.

          "NON-U.S. PERSON" means a Person who is not a U.S. person, as defined in Regulation S.

          "NOTES" has the meaning set forth in the preamble to this Indenture.

          "OBLIGATIONS" means all obligations for principal, premium, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, any Vice President, the Chief Financial Officer, the Treasurer, the Controller or the Secretary of such Person, or any other officer designated by the Board of Directors serving in a similar capacity.

          "OFFICERS' CERTIFICATE" means, with respect to any Person, a certificate signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of such Person and otherwise complying with the requirements of SECTIONS 11.04 and 11.05, as they relate to the making of an Officers' Certificate.

          "OFFSHORE PHYSICAL NOTES" has the meaning set forth in SECTION 2.01.

          "OPINION OF COUNSEL" means a written opinion from legal counsel, who may be counsel for the Company and who is reasonably acceptable to the Trustee or Collateral Agent, as applicable, complying with the requirements of SECTIONS
11.04 and 11.05, as they relate to the giving of an Opinion of Counsel.

          "PAYING AGENT" has the meaning set forth in SECTION 2.03.

          "PERMITTED HOLDERS" means (i) Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof or any fund or account controlled or managed by or under common control with Castle Harlan Partners III, L.P. or any Affiliate or limited partner thereof, and (ii) Castle Harlan, Inc. and employees, management and directors of, and pooled investment vehicles managed by, any of the foregoing, their limited partners and their respective Affiliates.

          "PERMITTED INDEBTEDNESS" means, without duplication, each of the following:

          (1) Indebtedness under the Notes issued on the Issue Date, and the related Guarantees;

          (2) Indebtedness incurred pursuant to the Credit Agreement, in an aggregate principal amount at any time outstanding not to exceed the greater of
(a) $15.0 million and (b) 7.5% of Total Assets;

          (3) other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Issue Date;

          (4) Interest Swap Obligations of the Company or any Restricted Subsidiary of the Company covering Indebtedness of the Company or any of its Restricted Subsidiaries; PROVIDED, HOWEVER, that such Interest Swap Obligations are entered into for the purpose of fixing or hedging interest rates with respect to any fixed or variable rate Indebtedness that is permitted by this Indenture to be outstanding to the extent that the notional amount of any such Interest Swap Obligation does not exceed at the time of the incurrence thereof, the principal amount of Indebtedness to which such Interest Swap Obligation relates;

          (5) Indebtedness under Currency Agreements; PROVIDED THAT in the case of Currency Agreements which relate to Indebtedness, such Currency Agreements do not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (6) Indebtedness of a Domestic Restricted Subsidiary of the Company to the Company or to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13),
(15) or (16) of the definition thereof; PROVIDED THAT (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to such Subsidiary's Obligations under this Indenture and its Guarantee and (b) if as of any date any Person other than the

Company or a Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (6) by the issuer of such Indebtedness;

          (7) Indebtedness of a Foreign Restricted Subsidiary of the Company to the Company or to a Domestic Restricted Subsidiary of the Company for so long as such Indebtedness is held by the Company or a Domestic Restricted Subsidiary of the Company and is permitted to be made as a Permitted Investment under clause (4) of the definition thereof or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; PROVIDED THAT if as of any date any Person other than the Company or a Domestic Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (13), (15) or (16) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (7) by the issuer of such Indebtedness;

          (8) Indebtedness of a Foreign Restricted Subsidiary of the Company to a Foreign Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof, in each case subject to no Lien held by a Person other than the Company or a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause (17) of the definition thereof; PROVIDED THAT if as of any date any Person other than a Foreign Restricted Subsidiary of the Company or the holder of a Permitted Lien thereon of the type described in clause (17) of the definition thereof owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (8) by the issuer of such Indebtedness;

          (9) Indebtedness of the Company to a Restricted Subsidiary of the Company for so long as such Indebtedness is held by a Restricted Subsidiary of the Company, in each case subject to no Lien other than a Permitted Lien of the type described in clause (13), (15) or (16) of the definition thereof; PROVIDED THAT (a) any such Indebtedness is subordinated, pursuant to a written agreement by the holder thereof, to the Company's Obligations under this Indenture and the Notes and (b) if as of any date any Person other than a Restricted Subsidiary of the Company or the holder of a Permitted Lien of the type described in clause
(13), (15) or (16) of the definition thereof, owns or holds any such Indebtedness or any Person holds a Lien in respect of such Indebtedness, such date shall be deemed the incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (9) by the Company;

          (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of incurrence;

          (11) Indebtedness of the Company or any of its Restricted Subsidiaries represented by letters of credit for the account of the Company or such Restricted Subsidiary, as the case may be, in order to provide security for performance bonds, bankers' acceptances, workers' compensation claims, surety and appeal bonds, payment obligations in connection with self-insurance or similar requirements and bank overdrafts incurred in the ordinary course of business;

          (12) Indebtedness represented by Capitalized Lease Obligations and Purchase Money Indebtedness of the Company and its Restricted Subsidiaries incurred in the ordinary course of business

(including Refinancings thereof that do not result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing)) not to exceed $7.5 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement);

          (13)    Refinancing Indebtedness;

          (14) guarantees by the Company or a Restricted Subsidiary of Indebtedness incurred by the Company or a Restricted Subsidiary so long as the incurrence of such Indebtedness by the Company or any such Restricted Subsidiary is otherwise permitted by the terms hereof;

          (15) Indebtedness of Foreign Restricted Subsidiaries of the Company, in an aggregate outstanding principal amount not to exceed $2.0 million (which amount may, but need not be, incurred in whole or in part under the Credit Agreement);

          (16) Indebtedness arising from agreements of the Company or a Subsidiary providing for the guarantee, indemnification, adjustment of purchase price or similar obligations, in each case, incurred in connection with the disposition of any business, assets or Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition; PROVIDED THAT the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Subsidiary in connection with such disposition;

          (17) Indebtedness of the Company or any of its Restricted Subsidiaries to the extent the net proceeds thereof are promptly used to redeem the Notes in full or deposited to defease or discharge the Notes, in each case, in accordance with this Indenture; and

          (18) additional Indebtedness of the Company and its Restricted Subsidiaries in an aggregate principal amount not to exceed $5.0 million at any time outstanding (which amount may, but need not be, incurred in whole or in part under the Credit Agreement).

          For purposes of determining compliance with SECTION 4.12, (i) in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) above or is entitled to be incurred pursuant to the Consolidated Fixed Charge Coverage Ratio provisions of such covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant, (ii) the amount of Indebtedness issued at a price which is less than the principal amount thereof shall be equal to the original issue price of such Indebtedness, (iii) Indebtedness incurred in connection with, or in contemplation of, any transaction described in the definition of the term "Acquired Indebtedness" shall be deemed to have been incurred by the Company or one of its Restricted Subsidiaries, as the case may be, at the time an acquired Person becomes such a Restricted Subsidiary (or is merged into the Company or such a Restricted Subsidiary) or at the time of the acquisition of assets, as the case may be and (iv) the maximum amount of Indebtedness that the Company and its Restricted Subsidiaries may incur pursuant to this covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness, due solely to the result of fluctuations in the exchange rates of currencies. Accrual of interest, accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Capital Stock for purposes of SECTION 4.12.

          "PERMITTED INVESTMENTS" means:

          (1) Investments by the Company or any Restricted Subsidiary of the Company in any Person that is or will become immediately after such Investment a Guarantor or that will merge or consolidate into the Company or a Guarantor;

          (2) Investments in the Company by any Restricted Subsidiary of the Company; PROVIDED THAT any Indebtedness evidencing such Investment held by a Restricted Subsidiary shall satisfy the requirements of clause (9) of the definition of the term "Permitted Indebtedness";

          (3) Investments by any Foreign Restricted Subsidiary of the Company in any other Foreign Restricted Subsidiary of the Company;

          (4) Investments in any Foreign Restricted Subsidiary of the Company by the Company or any Domestic Restricted Subsidiary of the Company to the extent the aggregate amount of such Investments at any one time outstanding does not exceed $5.0 million;

          (5)     Investments in cash and Cash Equivalents;

          (6) loans and advances, including advances for travel and moving expenses, to employees, officers and directors of the Company and its Restricted Subsidiaries in the ordinary course of business for bona fide business purposes not in excess of $1.0 million at any one time outstanding;

          (7) Currency Agreements and Interest Swap Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' businesses and otherwise in compliance with this Indenture;

          (8)     Investments in the Notes;

          (9) Investments consisting of securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers in exchange for claims against such trade creditors or customers or in good faith settlement of delinquent obligations of such trade creditors or customers;

          (10) Investments made by the Company or its Restricted Subsidiaries as a result of an Asset Sale made in compliance with SECTION 4.16;

          (11) Investments made by the Company or its Restricted Subsidiaries as a result of consideration received in connection with an Asset Sale made in compliance with SECTION 4.16;

          (12) Investments represented by guarantees that are otherwise permitted hereunder;

          (13) any acquisition of assets the payment for which is Qualified Capital Stock of the Company;

          (14) Advances to suppliers and customers in the ordinary course of business;

          (15)    Investments existing on the Issue Date; and

          (16) additional Investments not to exceed $10.0 million at any time outstanding.

          "PERMITTED LIENS" means the following types of Liens:

          (1) Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or any of its Restricted Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

          (2) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law or pursuant to customary reservations or retentions of title incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made in respect thereof;

          (3) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (4) Liens arising by reason of any judgment, decree or order of any court, but not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment, decree or order shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

          (5) survey exceptions, easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Restricted Subsidiaries;

          (6) any interest or title of a lessor under any operating lease or any Capitalized Lease Obligation permitted pursuant to clause (10) of the definition of "Permitted Indebtedness" or Liens securing any such Capitalized Lease Obligation; PROVIDED THAT such Liens do not extend to any property or assets which is not leased property subject to such Capitalized Lease Obligation;

          (7) Liens securing Purchase Money Indebtedness permitted pursuant to clause (10) of the definition of "Permitted Indebtedness"; PROVIDED, HOWEVER, that (a) such Indebtedness shall not exceed the cost of the property or assets acquired, together with, in the case where such property or assets include real property or fixtures, the cost of the construction thereof and improvements thereto, and shall not be secured by any property or assets of the Company or any Restricted Subsidiary of the Company other than such property and improvements thereto so acquired or constructed and (b) the Lien securing such Indebtedness shall be created within 180 days of such acquisition or construction or, in the case of a refinancing of such Indebtedness, within 180 days of such refinancing;

          (8) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

          (9) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

          (10) Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Restricted Subsidiaries, including rights of offset and set-off;

          (11) Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted hereunder (including Liens created under the Credit Agreement securing such Interest Swap Obligations);

          (12) Liens securing Indebtedness under Currency Agreements that are permitted hereunder (including Liens created under the Credit Agreement securing such Currency Agreements);

          (13) Liens securing Acquired Indebtedness incurred in accordance with SECTION 4.12; PROVIDED THAT:

          (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company; and

          (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Restricted Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Restricted Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Restricted Subsidiary of the Company;

          (14) Liens existing as of the Issue Date and securing Indebtedness permitted to be outstanding under clause (3) of the definition of the term "Permitted Indebtedness" to the extent and in the manner such Liens are in effect on the Issue Date;

          (15)    Liens securing the Notes, this Indenture and the Guarantees;

          (16) Liens securing Indebtedness under the Credit Agreement to the extent such Indebtedness is permitted under clause (2), (12), (15) or (18) of the definition of the term "Permitted Indebtedness;"

          (17) Liens securing Indebtedness of Foreign Restricted Subsidiaries to the extent such Indebtedness is permitted under clause (15) of the definition of the term "Permitted Indebtedness" (PROVIDED, HOWEVER, that no asset of the Company or any Domestic Restricted Subsidiary shall be subject to any such
Lien);

          (18) Liens in favor of the Company or a Domestic Restricted Subsidiary of the Company;

          (19) leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries;

          (20) banker's Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business (PROVIDED THAT such bank accounts are not cash collateral accounts);

          (21) Liens arising from the filing of Uniform Commercial Code financing statements regarding leases;

          (22) Liens securing obligations with respect to operating leases and guarantees thereof, PROVIDED THAT such Liens do not extend to or cover any property of the Company or any of its Restricted Subsidiaries other than the property subject to such leases, any property or rights (including rights under subleases) relating to such leased property and the equity interests of the lessee in any such lease;

          (23) deposits made in the ordinary course of business to secure liability to insurance carriers;

          (24)    rights of a licensor of intellectual property;

          (25) Liens arising out of conditional sale, title retention, consignment or similar arrangement for the sale of goods entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (26) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property subject thereto; and

          (27) Liens securing Refinancing Indebtedness which is incurred to Refinance any Indebtedness which has been secured by a Lien permitted hereunder and which has been incurred in accordance with SECTION 4.12; PROVIDED, HOWEVER, that such Liens: (i) are no less favorable to the Holders and are not more favorable to the lienholders with respect to such Liens than the Liens in respect of the Indebtedness being Refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries not securing the Indebtedness so Refinanced.

          "PERMITTED SALE AND LEASEBACK TRANSACTION" means any Sale and Leaseback Transaction entered into by the Company or any Restricted Subsidiary of the Company with respect to any of the parcels of real property owned by the Company and its Domestic Restricted Subsidiaries as of the Issue Date.

          "PERSON" means an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

          "PHYSICAL NOTES" has the meaning set forth in SECTION 2.01.

          "PLEDGE AGREEMENT" means the Pledge Agreement, dated as of the Issue Date, made by the Company and the Guarantors party thereto in favor of the Collateral Agent as the same may be amended, supplemented or modified from time to time in accordance with its terms.

          "PREFERRED STOCK" of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

          "PREMISES" has the meaning set forth in SECTION 4.21.

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          "PRINCIPAL" of any Indebtedness (including the Notes) means the principal amount of such Indebtedness plus the premium, if any, on such Indebtedness.

          "PRIVATE PLACEMENT LEGEND" means the legend set forth on the Initial Notes in the form set forth in EXHIBIT C.

          "PRO FORMA" means, with respect to any calculation made or required to be made pursuant to the terms of this Indenture, a calculation made in accordance with Article 11 of Regulation S-X under the Securities Act, as determined by the Board of Directors of the Company in consultation with its independent public accountants.

          "PUBLIC EQUITY OFFERING" means an underwritten public offering of Common Stock of the Company or any holding company of the Company pursuant to a registration statement filed with the Commission (other than on Form S-8) or pursuant to another disclosure or other filing document filed with any other applicable regulatory authority.

          "PURCHASE MONEY INDEBTEDNESS" means Indebtedness of the Company and its Restricted Subsidiaries incurred for the purpose of financing all or any part of the purchase price, or the cost of design, development, installation, construction or improvement, of property or equipment.

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "QUALIFIED CAPITAL STOCK" means any Capital Stock that is not Disqualified Capital Stock.

          "RECORD DATE" means any of the Record Dates specified in the Notes, whether or not a Legal Holiday.

          "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for redemption of such Note pursuant to this Indenture and the Notes.

          "REDEMPTION PRICE" means, when used with respect to any Note to be redeemed, the price fixed for redemption pursuant to this Indenture and the Notes.

          "REFERENCE DATE" has the meaning set forth in SECTION 4.10.

          "REFINANCE" means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REFINANCING INDEBTEDNESS" means any Refinancing by the Company or any Restricted Subsidiary of the Company of Indebtedness incurred in accordance with
SECTION 4.12 (other than Permitted Indebtedness) or pursuant to clause (1) or
(3) of the definition of Permitted Indebtedness, in each case that does not:

          (1) result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus accrued interest on the Indebtedness being Refinanced plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness and plus the amount of reasonable expenses incurred by the Company and its Restricted Subsidiaries in connection with such Refinancing); or

          (2) create Indebtedness with: (a) a Weighted Average Life to Maturity that is less than the Weighted Average Life to Maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; PROVIDED THAT (x) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company or a Guarantor and (y) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes at least to the same extent and in the same manner as the Indebtedness being Refinanced.

          "REGISTRAR" has the meaning set forth in SECTION 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the Issue Date, between the Company, the Guarantors and the Initial Purchaser, as the same may be amended or modified from time to time in accordance with the terms thereof.

          "REGULATION S" means Regulation S under the Securities Act.

          "RELEASED INTERESTS" has the meaning set forth in SECTION 12.05(a).

          "REPLACEMENT ASSETS" has the meaning set forth in SECTION 4.16(3)(b).

          "RESTRICTED PAYMENT" has the meaning set forth in SECTION 4.10.

          "RESTRICTED SECURITY" has the meaning assigned to such term in Rule 144(a)(3) under the Securities Act; PROVIDED THAT the Trustee shall be entitled to request and conclusively rely on an Opinion of Counsel with respect to whether any Note constitutes a Restricted Security.

          "RESTRICTED SUBSIDIARY" of any Person means any Subsidiary of such Person which at the time of determination is not an Unrestricted Subsidiary.

          "RULE 144A" means Rule 144A under the Securities Act.

          "SALE AND LEASEBACK TRANSACTION" means any direct or indirect arrangement with any Person or to which any such Person is a party, providing for the leasing to the Company or a Restricted Subsidiary of any property, whether owned by the Company or any Restricted Subsidiary at the Issue Date or later acquired, which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person or to any other Person from whom funds have been or are to be advanced by such Person on the security of such Property.

          "SECURED PARTIES" has the meaning set forth in the Security Agreement.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

          "SECURITY AGREEMENT" means the Security Agreement, dated as of the Issue Date, made by the Company and the Guarantors in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

          "SIGNIFICANT SUBSIDIARY" with respect to any Person, means any Restricted Subsidiary of such Person that satisfies the criteria for a "significant subsidiary" set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act.

          "SUBSIDIARY" with respect to any Person, means:

          (1) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances shall at the time be owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person (or any combination thereof); or

          (2) any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "TIA" means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb), as amended, as in effect on the date of this Indenture, except as otherwise set forth in SECTION 9.03.

          "TOTAL ASSETS" means, as of any date of determination, the total assets of the Company and its Restricted Subsidiaries as shown on the then most recent balance sheet of the Company prepared in accordance with GAAP.

          "TRADEMARK SECURITY AGREEMENT" means a Trademark Security Agreement, dated as of the Issue Date, made by any of the Company or any Guarantor in favor of the Collateral Agent, as amended or supplemented from time to time in accordance with its terms.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer this Indenture or, in the case of a successor trustee, an officer assigned to the department, division or group performing the corporation trust work of such successor and assigned to administer this Indenture.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "UNRESTRICTED SUBSIDIARY" of any Person means:

          (1) any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of Directors of such Person in the manner provided below; and

          (2)     any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated, PROVIDED THAT:

          (1) the Company certifies to the Trustee that such designation complies with SECTION 4.10; and

          (2) each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

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          For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with SECTION 4.10, the portion of the Fair Market Value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of Directors of the Company, or, if less, the amount of the value of the Investment in such Subsidiary when made, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under SECTION 4.10. Notwithstanding anything to the contrary contained herein, in designating any Subsidiary as an Unrestricted Subsidiary on the Issue Date, the Company shall not be required to comply with SECTION 4.10 and the Fair Market Value of the net assets of any such Subsidiary shall not be deemed to be an Investment.

          The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

          (1) immediately after giving effect to such designation, the Company is able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with SECTION 4.12; and

          (2) immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing.

          Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

          "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of, and obligations guaranteed by, the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States which, as at the time of payment, shall be immediately available legal tender for the payment of public and private debts.

          "U.S. PHYSICAL NOTES" has the meaning set forth in SECTION 2.01.

          "VOTING STOCK" means, with respect to any Person, securities of any class or classes of Capital Stock in such Person entitling the holders thereof (whether at all times or only so long as no senior class of stock has voting power by reason of any contingency) to vote in the election of members of the Board of Directors of such Person.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (a) the then outstanding aggregate principal amount of such Indebtedness into (b) the sum of the total of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

          "WHOLLY-OWNED SUBSIDIARY" of any Person means any Restricted Subsidiary of such Person of which all the outstanding Capital Stock (other than in the case of a Foreign Restricted Subsidiary, directors' qualifying shares or an immaterial amount of shares required to be owned by other

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Persons pursuant to applicable law) are owned by such Person or any Wholly-Owned
Subsidiary of such Person.

          SECTION 1.02. INCORPORATION BY REFERENCE OF TRUST INDENTURE ACT.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "INDENTURE SECURITIES" means the Notes.

          "INDENTURE SECURITY HOLDER" means a Holder.

          "INDENTURE TO BE QUALIFIED" means this Indenture.

          "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee.

          "OBLIGOR" on the indenture securities means the Company or any other obligor on the Notes.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule and not otherwise defined herein have the meanings assigned to them therein.

          SECTION 1.03. RULES OF CONSTRUCTION.

          Unless the context otherwise requires:

          (1)     a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)     "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) "herein," "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

          (6) when the words "includes" or "including" are used herein, they shall be deemed to be followed by the words "without limitation";

          (7) all references to Sections or Articles refer to Sections or Articles of this Indenture unless otherwise indicated; and

          (8) unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Indenture shall have such meanings when used in each other Related Document (as defined in the Security Agreement).

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                                   ARTICLE TWO

                                    THE NOTES

          SECTION 2.01. FORM AND DATING.

          The Initial Notes and the Additional Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of EXHIBIT A hereto. The Exchange Notes and the Trustee's certificate of authentication thereon shall be substantially in the form of EXHIBIT B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depository rule or usage. The Company shall approve the form of the Notes and any notation, legend or endorsement on them. Each Note shall be dated the date of its authentication.

          The terms and provisions contained in the forms of the Notes annexed hereto as EXHIBIT A and EXHIBIT B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          Notes offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in EXHIBIT A hereto ("GLOBAL NOTES"), deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C.

          Notes offered and sold in reliance on Rule 501(a)(1), (2), (3) or (7) under the Securities Act shall be issued initially in the form of one or more permanent Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C.

          Notes offered and sold in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more Global Notes deposited with the Trustee, as custodian for the Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided and shall bear the legend set forth in EXHIBIT C or shall be issued in the form of certificated Notes in registered form set forth in EXHIBIT A hereto (the "OFFSHORE PHYSICAL NOTES").

          The aggregate principal amount at maturity of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depository, as hereinafter provided.

          Notes offered and sold in reliance on any exemption from registration under the Securities Act other than pursuant to Rule 144A or Rule 501(a)(1),
(2), (3) or (7) or Regulation S shall be issued, and Notes offered and sold in reliance on Rule 144A and Rule 501(a)(1), (2), (3) or (7) may be issued, in the form of certificated Notes in registered form in substantially the form set forth in EXHIBIT A hereto (the "U.S. PHYSICAL NOTES"). The Offshore Physical Notes and the U.S. Physical Notes are sometimes collectively herein referred to as the "PHYSICAL NOTES."

          The definitive Notes shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Notes may be listed, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

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          SECTION 2.02. EXECUTION AND AUTHENTICATION; AGGREGATE PRINCIPAL
AMOUNT.

          An Officer (who shall have been duly authorized by all requisite corporate actions) shall sign the Notes for the Company by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates the Note, the Note shall nevertheless be valid.

          A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

          The Trustee shall authenticate (i) Initial Notes for original issue in the aggregate principal amount at maturity not to exceed $100,000, (ii) Exchange Notes from time to time for issue only pursuant to the Registration Rights Agreement in exchange for a like principal amount at maturity of Initial Notes, and (iii) subject to compliance with SECTION 4.12, one or more series of Additional Notes for original issue after the Issue Date in an unlimited amount in each case upon written orders of the Company in the form of an Officers' Certificate, which Officers' Certificate shall, in the case of any issuance of Additional Notes, certify that such issuance is in compliance with SECTION 4.12. In addition, each Officers' Certificate shall specify the amount of Notes to be authenticated and the date on which the Notes are to be authenticated, whether the Notes are to be Initial Notes, Exchange Notes or Additional Notes, and shall further specify the amount of such Notes to be issued as Global Notes, Offshore Physical Notes or U.S. Physical Notes. All Notes issued under this Indenture shall vote and consent together on all matters as one class and no series of Notes shall have the right to vote or consent as a separate class on any matter.

          The Trustee may appoint an authenticating agent (the "AUTHENTICATING AGENT") reasonably acceptable to the Company to authenticate Notes. Unless otherwise provided in the appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Notes shall be issuable in fully registered form only, without coupons, in denominations of $1,000 in principal amount at maturity and any integral multiple thereof.

          SECTION 2.03. REGISTRAR AND PAYING AGENT.

          The Company shall maintain an office or agency which shall initially be the office of the Trustee in the Borough of Manhattan, The City of New York, where (a) Notes may be presented or surrendered for registration of transfer or for exchange (the "REGISTRAR"), (b) Notes may be presented or surrendered for payment (the "PAYING AGENT") and (c) notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company, upon prior written notice to the Trustee, may have one or more co-Registrars and one or more additional Paying Agents reasonably acceptable to the Trustee. The term "Paying Agent" includes any additional Paying Agent. Neither the Company nor any Affiliate of the Company may act as Paying Agent.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate the provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee in writing, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or fails to give the foregoing notice, the Trustee shall act as such.

          The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of demands and notices in connection with the Notes. The Paying Agent or Registrar may resign upon thirty (30) days' written notice to the Company.

          SECTION 2.04. OBLIGATIONS OF PAYING AGENT.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that such Paying Agent shall hold separate and apart from, and not commingle with any other properties, for the benefit of the Holders or the Trustee, all assets held by the Paying Agent for the payment of principal of, or interest on, the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and the Paying Agent shall promptly notify the Trustee in writing of any Default by the Company (or any other obligor on the Notes) in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed, and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon receipt by the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

          SECTION 2.05. HOLDER LISTS.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of the Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee before each Record Date and at such other times as the Trustee may request in writing a list as of such date and in such form as the Trustee may reasonably request of the names and addresses of the Holders, which list may be conclusively relied upon by the Trustee.

          SECTION 2.06. TRANSFER AND EXCHANGE.

          Subject to the provisions of SECTIONS 2.14 and 2.15, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount at maturity of Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing and such other documents as the Registrar or Co-Registrar may reasonably require. To permit registrations of transfers and exchanges, the Company shall issue and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to SECTION 2.10, 3.06, 4.15, 4.16 or 9.05, in which event the Company shall be responsible for the payment of such taxes).

          The Registrar or co-Registrar shall not be required to register the transfer or exchange of any Note (i) during a period beginning at the opening of business fifteen (15) days before the mailing of a notice of redemption of Notes and ending at the close of business on the day of such mailing and (ii) selected for redemption in whole or in part pursuant to ARTICLE THREE, except the unredeemed portion of any Note being redeemed in part.

          Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through the Depository, in accordance with this Indenture and the Applicable Procedures.

          SECTION 2.07. REPLACEMENT NOTES.

          If a mutilated Note is surrendered to the Trustee or if the Holder of a Note claims in writing that the Note has been lost, destroyed or wrongfully taken, then, in the absence of written notice to the Company or the Trustee that such Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note of like tenor and principal amount and bearing a number not contemporaneously outstanding if the Trustee's requirements are met. Except with respect to mutilated Notes, if required by the Trustee or the Company, such Holder must provide an affidavit of lost certificate and an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. The Company may charge such Holder for its reasonable out-of-pocket expenses in replacing a Note, including reasonable fees and expenses of its counsel and of the Trustee and its counsel. In case any mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Company in its discretion may pay such Note instead of issuing a new Note in replacement thereof. Every replacement Note shall constitute an additional obligation of the Company, entitled to the benefits of this Indenture.

          SECTION 2.08. OUTSTANDING NOTES.

          Notes outstanding at any time are all the Notes that have been authenticated by the Trustee except those cancelled by it, those delivered to it for cancellation and those described in this SECTION 2.08 as not outstanding. Subject to the provisions of SECTION 2.09, a Note does not cease to be outstanding because the Company or any of its Affiliates holds the Note.

          If a Note is replaced pursuant to SECTION 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to SECTION 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.09. TREASURY NOTES; WHEN NOTES ARE DISREGARDED.

          In determining whether the Holders of the required principal amount at maturity of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which the Trustee actually knows are so owned shall be so considered. Notes so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Notes and that the pledgee is not the Company or any other obligor upon the Notes or any Affiliate of the Company or of such other obligor.

          SECTION 2.10. TEMPORARY NOTES.

          Until definitive Notes are ready for delivery, the Company may prepare and execute and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to SECTION
2.02 definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes.

          SECTION 2.11. CANCELLATION.

          The Company at any time may deliver Notes previously authenticated hereunder which the Company has acquired in any lawful manner, to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. Subject to SECTION 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this SECTION 2.11. The Trustee shall dispose of all cancelled Notes in accordance with customary procedures or, at the written request of the Company, shall return the same to the Company.

          SECTION 2.12. CUSIP NUMBERS.

          A "CUSIP" number shall be printed on the Notes, and the Trustee shall use the CUSIP number in notices of redemption, purchase or exchange as a convenience to Holders; PROVIDED THAT any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP number.

          SECTION 2.13. DEPOSIT OF MONEYS.

          Prior to 10:00 a.m. New York City time on each Interest Payment Date and the Maturity Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to make cash payments, if any, due on such Interest Payment Date or the Maturity Date, as the case may be.

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          SECTION 2.14. BOOK-ENTRY PROVISIONS FOR GLOBAL NOTES.

          (a) The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, (ii) be delivered to the Trustee as custodian for such Depository and (iii) bear legends as set forth in EXHIBIT C.

          Members of, or participants in, the Depository ("AGENT MEMBERS") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its custodian, or under any Global Note, and the Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Note.

          (b) Transfers of the Global Notes shall be limited to transfers in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes may be transferred or exchanged in accordance with the Applicable Procedures of the Depository and the provisions of SECTION 2.15. In addition, Physical Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in the Global Notes if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for the Global Notes and a successor Depository is not appointed by the Company within ninety (90) days of such notice or (ii) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depository to issue Physical Notes.

          (c) Any beneficial interest in one of the Global Notes that is transferred to a person who takes delivery in the form of an interest in another Global Note shall, upon transfer, cease to be an interest in such Global Note and become a beneficial interest in such other Global Note and, accordingly, shall thereafter be subject to all transfer restrictions, if any, and other procedures applicable to a beneficial interest in such other Global Notes for as long as it remains such an interest.

          (d) In connection with any transfer or exchange of a portion of the beneficial interest in the Global Note to beneficial owners pursuant to PARAGRAPH (b), the Registrar shall (if one or more Physical Notes are to be issued) reflect on its books and records the date and a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and the Company shall execute, and the Trustee shall authenticate and deliver, one or more Physical Notes of like tenor and aggregate principal amount.

          (e) In connection with the transfer of an entire Global Note to beneficial owners pursuant to PARAGRAPH (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depository in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Physical Notes of authorized denominations.

          (f) Any Physical Note constituting a Restricted Security delivered in exchange for an interest in the Global Note pursuant to PARAGRAPH (b) or (c) shall, except as otherwise provided by PARAGRAPHS (a)(i)(x) and (c) of SECTION 2.15, bear the legend regarding transfer restrictions applicable to the Physical Notes set forth in EXHIBIT A.

          (g) The Holder of a Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

          SECTION 2.15. SPECIAL TRANSFER PROVISIONS.

          (a) TRANSFERS TO NON-QIB INSTITUTIONAL ACCREDITED INVESTORS AND NON-U.S. PERSONS. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to any Institutional Accredited Investor which is not a QIB or to any Non-U.S. Person:

          (i) the Registrar shall register the transfer of any Note constituting a Restricted Security, whether or not such Note bears the Private Placement Legend, if (x) the requested transfer is after July 7, 2005 or (y) (1) in the case of a transfer to an Institutional Accredited Investor which is not a QIB (excluding Non-U.S. Persons), the proposed transferee has delivered to the Registrar a certificate substantially in the form of EXHIBIT D hereto or (2) in the case of a transfer to a Non-U.S. Person, the proposed transferor has delivered to the Registrar a certificate substantially in the form of EXHIBIT E hereto; and

          (ii) if the proposed transferor is an Agent Member holding a beneficial interest in the Global Note, upon receipt by the Registrar of
     (x) the certificate, if any, required by PARAGRAPH (i) above and (y) instructions given in accordance with the Applicable Procedures and the Registrar's procedures,

whereupon (1) the Registrar shall reflect on its books and records the date and (if the transfer does not involve a transfer of outstanding Physical Notes) a decrease in the principal amount of the Global Note in an amount equal to the principal amount of the beneficial interest in the Global Note to be transferred, and (2) the Company shall execute and the Trustee shall authenticate and deliver one or more Physical Notes of like tenor and principal amount.

          (b) TRANSFERS TO QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of a Note constituting a Restricted Security to a QIB (excluding transfers to Non-U.S. Persons):

          (i) the Registrar shall register the transfer if such transfer is being made by a proposed transferor who has checked the box provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Note stating, or has otherwise advised the Company and the Registrar in writing, that it is purchasing the Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

          (ii) if the proposed transferee is an Agent Member, and the Notes to be transferred consist of Physical Notes which after transfer are to be evidenced by an interest in the Global Note, upon receipt by the Registrar of instructions given in accordance with the Applicable Procedures and the Registrar's procedures, the Registrar shall reflect on its books and records the

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     date and an increase in the principal amount of the Global Note in an amount equal to the principal amount of the Physical Notes to be transferred, and the Trustee shall cancel the Physical Notes so transferred.

          (c) PRIVATE PLACEMENT LEGEND. Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar shall deliver only Notes that bear the Private Placement Legend unless (i) the circumstance contemplated by PARAGRAPH (a)(i)(x) of this SECTION
2.15 exists or (ii) there is delivered to the Registrar an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act. The Registrar shall not register a transfer of any Note unless such transfer complies with the restrictions on transfer of such Note set forth in this Indenture. In connection with any transfer of Notes, each Holder agrees by its acceptance of the Notes to furnish the Registrar or the Company such certifications, legal opinions or other information as either of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act; PROVIDED THAT the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such certifications, legal opinions or other information.

          (d) GENERAL. By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it shall transfer such Note only as provided in this Indenture.

          The Registrar shall retain copies of all letters, notices and other written communications received pursuant to SECTION 2.14 or this SECTION 2.15. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

                                  ARTICLE THREE

                                   REDEMPTION

          SECTION 3.01. OPTIONAL REDEMPTION.

          The Company may, at its option, redeem the Notes, in whole or in part, at specified times and under specified conditions, as set forth in Paragraph 5 of the Notes. If the Company elects to redeem Notes pursuant to Paragraph 5 of the Notes, it shall, at least forty-five (45) days (or such shorter period as the Trustee may agree) before the Redemption Date, furnish to the Trustee and Paying Agent an Officers Certificate setting forth the Redemption Date and the principal amount at maturity of the Notes to be redeemed and the clause of this Indenture or the Notes pursuant to which the redemption shall occur.

          Each Officers' Certificate provided for in this SECTION 3.01 shall be accompanied by an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Notes.

          SECTION 3.02. SELECTION OF NOTES TO BE REDEEMED.

          If fewer than all of the Notes are to be redeemed pursuant to Paragraph 5 of the Notes, the Trustee shall select the Notes to be redeemed (1) in compliance with the requirements of the principal

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national securities exchange, if any, on which such Notes are listed or (2) if such Notes are not then listed on a national securities exchange by lot, PROVIDED THAT no partial redemption will reduce the principal amount at maturity of a Note not redeemed to less than $1,000; and PROVIDED, FURTHER, that if a partial redemption is made with the proceeds of an Equity Offering then the selection of the Notes or portions thereof for redemption shall be made by the Trustee only on a PRO RATA basis or on as nearly a PRO RATA basis as is practicable (subject to the procedures of the Depository), unless such method is prohibited. The Trustee shall make the selection from the Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount at maturity thereof, to be redeemed. Notes in denominations of $1,000 in principal amount at maturity may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 in principal amount at maturity or any integral multiple thereof) of the principal of Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.

          SECTION 3.03. NOTICE OF REDEMPTION.

          At least thirty (30) days but not more than sixty (60) days before a Redemption Date, the Company shall mail or cause to be mailed a notice of redemption by first class mail, postage prepaid, to each Holder whose Notes are to be redeemed at its registered address, with a copy to the Trustee and any Paying Agent. At the Company's written request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Failure to give Notice of redemption, or any defect therein to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

          Each notice of redemption shall identify the Notes to be redeemed and shall state:

          (1)     the Redemption Date;

          (2) the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)     the name and address of the Paying Agent;

          (4)     the CUSIP number;

          (5) the subparagraph of the Notes pursuant to which such redemption is being made;

          (6) the place where such Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price plus accrued interest, if any;

          (7) that, unless the Company fails to deposit with the Paying Agent funds in satisfaction of the applicable Redemption Price plus accrued interest, if any, interest on Notes called for redemption ceases to accrue on and after the Redemption Date in accordance with SECTION 3.05, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price plus accrued interest, if any, upon surrender to the Paying Agent of the Notes redeemed;

          (8) if any Note is being redeemed in part, the portion of the principal amount at maturity of such Note to be redeemed and that, after the Redemption Date, and upon surrender of such Note, a new Note or Notes in the aggregate principal amount at maturity equal to the unredeemed portion thereof shall be issued; and

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          (9)     if fewer than all the Notes are to be redeemed, the
     identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount at maturity of Notes to be redeemed and the aggregate principal amount at maturity of Notes to be outstanding after such partial redemption.

          If any of the Notes to be redeemed is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depository applicable to redemption.

          SECTION 3.04. EFFECT OF NOTICE OF REDEMPTION.

          Once notice of redemption is mailed in accordance with SECTION 3.03, Notes or portions thereof called for redemption shall become irrevocably due and payable on the Redemption Date and at the Redemption Price plus accrued interest, if any. Upon surrender to the Trustee or Paying Agent, such Notes or portions thereof called for redemption shall be paid at the Redemption Price plus accrued interest thereon, if any, to the Redemption Date, but installments of interest the maturity of which is on or prior to the Redemption Date shall be payable to Holders of record at the close of business on the relevant Record Dates referred to in the Notes.

          SECTION 3.05. DEPOSIT OF REDEMPTION PRICE.

          Not later than 10:00 a.m. local time in the place of payment on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price plus accrued interest, if any, of all Notes or portions thereof to be redeemed on that date.

          The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to ARTICLE SEVEN.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, interest on the Notes to be redeemed shall cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment.

          SECTION 3.06. NOTES REDEEMED IN PART.

          Upon surrender of a Note that is to be redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder at the expense of the Company a new Note or Notes equal in principal amount at maturity to the unredeemed portion of the Note surrendered.

                                  ARTICLE FOUR

                                    COVENANTS

          SECTION 4.01. PAYMENT OF NOTES.

          The Company shall pay the principal of, or premium, if any, or interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal of, or premium, if any, or interest on the Notes shall be considered paid on the date it is due if the Trustee or Paying Agent (other than the Company or an Affiliate of the Company) holds on that date U.S. Legal Tender designated for and sufficient to pay the installment in full.

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          Notwithstanding anything to the contrary contained in this Indenture, the Company may, to the extent it is required to do so by law, deduct or withhold income or other similar taxes imposed by the United States from principal or interest payments hereunder.

          SECTION 4.02. MAINTENANCE OF OFFICE OR AGENCY.

          The Company shall maintain the office or agency required under SECTION
2.03. The Company shall give prior written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

          SECTION 4.03. CORPORATE EXISTENCE.

          Except as otherwise permitted by ARTICLE FOUR, ARTICLE FIVE and ARTICLE TEN, the Company shall do or cause to be done, at its own cost and expense, all things necessary to preserve and keep in full force and effect its corporate existence and the corporate existence of each of its Restricted Subsidiaries in accordance with the respective organizational documents of each such Restricted Subsidiary and the material rights (charter and statutory) and franchises of the Company and each such Restricted Subsidiary; PROVIDED, HOWEVER, that the Company shall not be required to preserve, with respect to itself, any material right or franchise and, with respect to any of its Restricted Subsidiaries, any such existence, material right or franchise, if the Board of Directors of the Company, shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Restricted Subsidiaries, taken as a whole.

          SECTION 4.04. PAYMENT OF TAXES AND OTHER CLAIMS.

          The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Restricted Subsidiaries or its properties or any of its Restricted Subsidiaries' properties and (ii) all material lawful claims for labor, materials and supplies that, if unpaid, might by law become a Lien upon its properties or any of its Restricted Subsidiaries' properties; PROVIDED, HOWEVER, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being or shall be contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken.

          SECTION 4.05. MAINTENANCE OF PROPERTIES AND INSURANCE.

          (a) The Company shall, and shall cause each of its Domestic Restricted Subsidiaries to, maintain in good working order and condition in all material respects (subject to ordinary wear and tear) its properties that are used or useful in the conduct of its business and that are material to the conduct of such business, and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto and actively conduct and carry on its business; PROVIDED, HOWEVER, that nothing in this
SECTION 4.05 shall prevent the Company or any of its Domestic Restricted Subsidiaries from discontinuing the operation and maintenance of any of its properties if such discontinuance is, in the good faith judgment of the Board of Directors or other governing body of the Company or the Domestic Restricted Subsidiary concerned, as the case may be, desirable in the conduct of its businesses and is not disadvantageous in any material respect to the Holders.

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          (b)     The Company shall maintain insurance (including appropriate self-insurance) against loss or damage of the kinds that, in the good faith judgment of the Company, are adequate and appropriate for the conduct of the business of the Company and its Domestic Restricted Subsidiaries in a prudent manner, with reputable insurers or with the government of the United States or an agency or instrumentality thereof, in such amounts, with such deductibles, and by such methods as shall be customary, in the good faith judgment of the Company, for companies similarly situated in the industry.

          SECTION 4.06. COMPLIANCE CERTIFICATE; NOTICE OF DEFAULT.

          (a) The Company shall deliver to the Trustee, within ninety (90) days after the end of the Company's fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Restricted Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers (one of whom is the principal executive officer, principal financial officer or principal accounting officer) with a view to determining whether they have kept, observed, performed and fulfilled its obligations under this Indenture and the other Indenture Documents and further stating, as to each such Officer signing such certificate, that to the best of such Officer's actual knowledge the Company and its Restricted Subsidiaries during such preceding fiscal year have kept, observed, performed and fulfilled each and every condition and covenant under this Indenture and the other Indenture Documents in all material respects and at the date of such certificate there is no Default or Event of Default that has occurred and is continuing or, if such signers do know of such Default or Event of Default, the certificate shall describe the Default or Event of Default and its status with particularity.

          (b)     The annual financial statements delivered pursuant to SECTION
4.08 shall be accompanied by a written report of the Company's independent accountants (who shall be a firm of established national reputation) that in conducting their audit of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of ARTICLE FOUR or ARTICLE FIVE insofar as they relate to accounting matters or, if they believe that any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any Notes are outstanding, upon any Officer of the Company becoming aware of any Default or Event of Default, deliver to the Trustee an Officers' Certificate specifying such Default or Event of Default within five (5) Business Days of such Officer becoming aware of such occurrence.

          SECTION 4.07. [RESERVED].

          SECTION 4.08. REPORTS TO HOLDERS.

          Whether or not required by the rules and regulations of the Commission, so long as any Notes are outstanding, the Company will furnish to the Trustee and, upon request, to the Holders of Notes:

          (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries (showing in reasonable detail, either on the face of the financial statements or in the footnotes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, the financial condition and results of operations of the Company and its Restricted

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Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company, if any) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

          (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

          In addition, following the consummation of the Exchange Offer contemplated by the Registration Rights Agreement, whether or not required by the rules and regulations of the Commission, the Company will file a copy of all such information and reports with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing). In addition, prior to the consummation of the Exchange Offer, for so long as any Notes remain outstanding, the Company will furnish to the Holders upon their request, the information required to be delivered pursuant to Rule 144(A)(d)(4) under the Securities Act.

          The receipt by the Trustee of any such reports and documents pursuant to this Section 4.08 shall not constitute notice or constructive notice of any information contained in such documents or determinable from information contained in such documents, including the Issuer's compliance with any covenants hereunder (as to which the Trustee is entitled to rely exclusively on an Officers' Certificate).

          SECTION 4.09. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

          SECTION 4.10. LIMITATION ON RESTRICTED PAYMENTS.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly:

          (1) declare or pay any dividend or make any distribution on or in respect of shares of Capital Stock of the Company or its Restricted Subsidiaries to holders of such Capital Stock, other than (i) dividends or distributions payable in Qualified Capital Stock of the Company, (ii) dividends and distributions payable to the Company or another Restricted Subsidiary of the Company and (iii) pro rata dividends or distributions payable by a Restricted Subsidiary of the Company that is not a Wholly-Owned Subsidiary of the Company to minority holders of Capital Stock of such Restricted Subsidiary;

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company other than in exchange for Qualified Capital Stock of the Company;

          (3) make any principal payment on, purchase, defease, redeem, prepay or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled

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sinking fund payment, any Indebtedness of the Company or any Guarantor that is subordinate or junior in right of payment to the Notes or a Guarantee; or

          (4)     make any Investment (other than Permitted Investments);

(each of the foregoing actions set forth in clauses (1), (2), (3) and (4) being referred to as a "RESTRICTED PAYMENT");

if at the time of such Restricted Payment or immediately after giving effect thereto,

                  (i) a Default or an Event of Default shall have occurred and be continuing; or

                  (ii) the Company is not able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with SECTION 4.12; or

                  (iii) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to the Issue Date (the amount expended for such purposes, if other than in cash, being the Fair Market Value of such property as determined in good faith by the Board of Directors of the Company at the time of the making thereof) shall exceed the sum of:

                          (u) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income is a negative number, 100% of such Consolidated Net Income) of the Company earned subsequent to the Issue Date and ending on the date the Restricted Payment occurs (the "REFERENCE DATE") (treating such period as a single accounting period); plus

                          (v) 100% of the aggregate net cash proceeds received by the Company from any Person (other than a Restricted Subsidiary of the Company) from the issuance and sale subsequent to the Issue Date and on or prior to the Reference Date of Qualified Capital Stock of the Company; plus

                          (w) 100% of the aggregate net cash proceeds received by the Company or any of its Restricted Subsidiaries subsequent to the Issue Date and on or prior to the Reference Date from the issuance and sale of Indebtedness (including Disqualified Capital Stock of the Company) that has been converted into or exchanged for Qualified Capital Stock of the Company together with the aggregate cash received by the Company or such Restricted Subsidiary at the time of such conversion or exchange and the amount of any accrued interest then outstanding on any Indebtedness that is paid in Qualified Capital Stock of the Company; plus

                          (x) without duplication of any amounts included in clause (iii)(v) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company's Capital Stock subsequent to the Issue Date and on or prior to the Reference Date; plus

                          (y) the sum of (1) without duplication of any amounts included in Consolidated Net Income in clause (iii)(u) above, the aggregate amount paid in cash or Cash Equivalents to the Company or a Restricted Subsidiary of the Company on or with respect to Investments (other than Permitted Investments) made subsequent to the Issue Date whether through interest payments, principal payments, dividends or other

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          distributions or payments, (2) the net cash proceeds received by the
          Company or any of its Restricted Subsidiaries from the disposition of all or any portion of such Investments (other than to a Restricted Subsidiary of the Company) and (3) upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary; PROVIDED, HOWEVER, that the sum of clauses
          (1), (2) and (3) above shall not exceed the aggregate amount of all such Investments made subsequent to the Issue Date; plus

                          (z)     $5.0 million.

In the case of clauses (iii)(v) and (w) above, any net cash proceeds from issuances and sales of Qualified Capital Stock of the Company financed directly or indirectly using funds borrowed from the Company or any Subsidiary of the Company, shall be excluded until and to the extent such borrowing is repaid.

          Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph do not prohibit:

          (1) the payment of any dividend or other distribution or redemption within 60 days after the date of declaration of such dividend or call for redemption if such payment would have been permitted on the date of declaration or call for redemption;

          (2) the repurchase, redemption or other acquisition or retirement of any shares of Qualified Capital Stock of the Company, either (i) solely in exchange for other shares of Qualified Capital Stock of the Company or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (3) the repurchase, retirement, redemption or other repayment or acquisition of any Indebtedness of the Company or the Guarantors that is subordinate or junior in right of payment to the Notes and Guarantees either (i) solely in exchange for shares of Qualified Capital Stock of the Company, or (ii) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of (a) shares of Qualified Capital Stock of the Company or (b) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, Refinancing Indebtedness;

          (4) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, an Investment through the application of the net proceeds of a substantially concurrent sale for cash (other than to a Restricted Subsidiary of the Company) of shares of Qualified Capital Stock of the Company;

          (5) if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, a Restricted Payment to pay for the repurchase or other acquisition of shares of Capital Stock of the Company or any direct or indirect parent company of the Company from officers, former officers, employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such officers, former officers, employees, former employees, directors or former directors) pursuant to the terms of any agreements (including employment agreements) or plans (or amendments thereto) under which such Capital Stock was issued; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed $1.0 million in any fiscal year, plus any life insurance proceeds received by the Company or any of its Restricted Subsidiaries in connection with such officers, employees and directors, plus up to $500,000 of any unused amount permitted under this clause (5) for the immediately preceding year;

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          (6)     if no Default or Event of Default shall have occurred and be continuing or would exist after giving effect thereto, the payment of the management fee to the extent provided for in the Management Agreement;

          (7) the repurchase, redemption or other repayment of any Indebtedness which is subordinated to the Notes or the Guarantees in the event of a change of control in accordance with provisions similar to SECTION 4.15, PROVIDED THAT, prior to such repurchase, redemption or other repayment the Company has made the Change of Control Offer as provided in such Section with respect to the Notes and prior to or concurrently with such repurchase, redemption or other repayment has repurchased all Notes validly tendered for payment in connection with such Change of Control Offer;

          (8) the declaration or making of a Restricted Payment by the Company for the purpose of paying dividends on the Common Stock of the Company or any holding company of the Company following a Public Equity Offering of the Company or such holding company resulting in gross proceeds of at least $30.0 million in an amount not to exceed 6% per annum of the net cash proceeds received by the Company from all Public Equity Offerings;

          (9) payments or distributions to dissenting stockholders of Capital Stock of the Company pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of this Indenture applicable to mergers, consolidations and transfers of all or substantially all of the property and assets of the Company or any of its Restricted Subsidiaries; and

          (10) dividends to any direct holding company of the Company to be used by such holding company solely to pay its franchise taxes and reasonable directors' fees and other fees and expenses owing by it in the ordinary course of business in an aggregate amount not to exceed $250,000 in any fiscal year, to the extent actually used by such holding company to pay such taxes, fees and expenses.

          In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date in accordance with clause (iii) of the second immediately preceding paragraph, amounts expended pursuant to clauses (1), 2(ii), 3(ii)(a), (4), (5) and (7) through (10) shall be included in such calculation.

          SECTION 4.11. LIMITATION ON TRANSACTIONS WITH AFFILIATES.

          (a) The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of related transactions (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with, or for the benefit of, any of its Affiliates (each an "AFFILIATE TRANSACTION"), other than (x) Affiliate Transactions permitted under paragraph (b) below and (y) Affiliate Transactions on terms that are no less favorable than those that might reasonably have been obtained in a comparable transaction at such time on an arm's-length basis from a Person that is not an Affiliate of the Company or such Restricted Subsidiary.

          All Affiliate Transactions (and each series of related Affiliate Transactions which are similar or part of a common plan) involving aggregate payments or other property with a Fair Market Value in excess of $2.5 million shall be approved by the Board of Directors of the Company or such Restricted Subsidiary, as the case may be, such approval to be evidenced by a Board Resolution stating that such Board of Directors has determined that such transaction complies with the foregoing provisions. If the Company or any Restricted Subsidiary of the Company enters into an Affiliate Transaction (or a series of related Affiliate Transactions related to a common plan) that involves an aggregate Fair Market

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Value of more than $10.0 million, the Company or such Restricted Subsidiary, as the case may be, shall, prior to the consummation thereof, obtain a favorable opinion as to the fairness of such transaction or series of related transactions to the Company or the relevant Restricted Subsidiary, as the case may be, from a financial point of view, from an Independent Financial Advisor and file the same with the Trustee.

          (b)     The restrictions set forth in the first paragraph of this
SECTION 4.11 shall not apply to:

          (1) reasonable fees and compensation paid to and indemnity provided on behalf of officers, directors, employees or consultants of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (2) transactions exclusively between or among the Company and any of its Restricted Subsidiaries or exclusively between or among such Restricted Subsidiaries;

          (3) any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto and any extension of the maturity thereof) and any replacement agreement thereto so long as any such amendment or replacement agreement is not materially more disadvantageous to the Holders, in any material respect than the original agreement as in effect on the Issue Date;

          (4)     Restricted Payments permitted by this Indenture;

          (5) any employment, stock option, stock repurchase, employee benefit compensation, business expense reimbursement, severance, termination or other employment-related agreements, arrangements or plans entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business;

          (6)     payments pursuant to the Management Agreement;

          (7) arrangements with directors of the Company existing on the Issue Date as disclosed in the Offering Circular;

          (8) issuance of Qualified Capital Stock of the Company and the granting of registration rights with respect to such Qualified Capital Stock;

          (9) an Affiliate Transaction that constitutes a Permitted Investment; and

          (10) any transaction on arm's-length terms with a non-Affiliate that becomes an Affiliate as a result of such transaction.

          SECTION 4.12. LIMITATION ON INCURRENCE OF ADDITIONAL INDEBTEDNESS.

          The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, acquire, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, "incur") any Indebtedness (other than Permitted Indebtedness); PROVIDED, HOWEVER, that the Company or any of its Restricted Subsidiaries that is or, upon such incurrence, becomes a Guarantor may incur Indebtedness (including, without limitation, Acquired Indebtedness) if on the date of the incurrence of such Indebtedness the Consolidated Fixed Charge Coverage Ratio of the Company will be, after giving effect to the incurrence thereof and the application of the proceeds thereof, greater than 2.25 to 1.0.

          SECTION 4.13. LIMITATION ON DIVIDEND AND OTHER PAYMENT RESTRICTIONS AFFECTING RESTRICTED SUBSIDIARIES.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or permit to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary of the Company to:

          (1) pay dividends or make any other distributions on or in respect of its Capital Stock;

          (2) make loans or advances or to pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary of the Company; or

          (3) transfer any of its property or assets to the Company or any other Restricted Subsidiary of the Company,

          except for such encumbrances or restrictions existing under or by reason of:

          (a)     applicable law;

          (b) this Indenture, the other Indenture Documents and the Intercreditor Agreement;

          (c) in the case of clause (3) above, (A) agreements or instruments that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of the Company or any Restricted Subsidiary not otherwise prohibited by this Indenture or (C) provisions arising or agreed to in the ordinary course of business not relating to Indebtedness that do not, individually or in the aggregate, detract from the value of property or assets of the Company or any of its Restricted Subsidiaries or the ability of the Company or such Restricted Subsidiary, as the case may be, to use such property or assets, in each case in any manner material to the Company or any of its Restricted Subsidiaries;

          (d) any agreement or instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person or the properties or assets of the Person so acquired;

          (e) any encumbrances or restrictions contained in the Credit Agreement as in effect on the Issue Date (and any amendments thereto or replacements or substitutions thereof that are not more materially restrictive to the Company and its Restricted Subsidiaries than such encumbrances or restrictions);

          (f) agreements or instruments existing on the Issue Date to the extent and in the manner such agreements are in effect on the Issue Date;

          (g) provisions in agreements or instruments that prohibit the payment of dividends or the making of other distributions with respect to any Capital Stock of a Person other than on a pro rata basis;

          (h) restrictions on the transfer of assets subject to any Lien permitted under this Indenture imposed by the holder of such Lien;

          (i) restrictions imposed by any agreement to sell assets or Capital Stock permitted under this Indenture to any Person pending the closing of such sale;

          (j) provisions in joint venture agreements and other similar agreements (in each case relating solely to the respective joint venture or similar entity or the equity interests therein) entered into in the ordinary course of business;

          (k) restrictions contained in the terms of the Purchase Money Indebtedness or Capitalized Lease Obligations not incurred in violation of this Indenture; PROVIDED, THAT such restrictions relate only to the property financed with such Indebtedness;

          (l)     restrictions in other Indebtedness incurred in compliance with
SECTION 4.12; PROVIDED THAT such restrictions, taken as a whole, are, in the good faith judgment of the Company's Board of Directors, no more materially restrictive with respect to such encumbrances and restrictions than those contained in the existing agreements referenced in clauses (b), (e) and (f) above;

          (m) restrictions on cash or other deposits imposed by customers under contracts or other arrangements entered into or agreed to in the ordinary course of business;

          (n) restrictions on the ability of any Foreign Restricted Subsidiary to make dividends or other distributions resulting from the operation of covenants contained in documentation governing Indebtedness of such Subsidiary permitted under this Indenture; and

          (o) an agreement governing Indebtedness incurred to Refinance the Indebtedness issued, assumed or incurred pursuant to an agreement referred to in clause (b), (d), (e) or (f) above; PROVIDED, HOWEVER, that the provisions relating to such encumbrance or restriction contained in any such Indebtedness are no less favorable to the Company in any material respect as determined by the Board of Directors of the Company in its reasonable and good faith judgment than the provisions relating to such encumbrance or restriction contained in agreements referred to in such clause (b), (d), (e) or (f).

          Nothing contained in this SECTION 4.13 shall prevent the Company or any of its Restricted Subsidiaries from creating, incurring, assuming or suffering to exist any Liens otherwise permitted in SECTION 4.18.

          SECTION 4.14. ADDITIONAL SUBSIDIARY GUARANTEES AND COLLATERAL AGREEMENTS.

          If the Company or any of its Restricted Subsidiaries transfers or causes to be transferred, in one transaction or a series of related transactions, any property to any Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, or if the Company or any of its Restricted Subsidiaries shall organize, acquire or otherwise invest in another Person that is not a Guarantor but becomes a Domestic Restricted Subsidiary as a result of such transaction, then such transferee or acquired or other Subsidiary shall:

          (1) execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Domestic Restricted Subsidiary shall unconditionally guarantee on a senior secured basis all of the Company's obligations under the Notes and this Indenture on the terms set forth herein;

          (2) (a) execute and deliver to the Collateral Agent such amendments or supplements to the Collateral Agreements as the Collateral Agent reasonably determines to be necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Holders, a perfected first priority security interest in the Capital Stock of such new Domestic Restricted Subsidiary and any debt securities of such new Domestic Restricted Subsidiary, subject to Permitted Liens, which are owned by the Company or such new Domestic Restricted Subsidiary and required to be pledged pursuant to the Pledge Agreement, (b) subject to the terms of the Intercreditor Agreement, deliver to the Collateral Agent any certificates representing such Capital Stock and debt securities, together with
(i) in the case of such Capital Stock, undated stock powers or instruments of transfer, as applicable, endorsed in blank, and (ii) in the case of such debt securities, endorsed in blank, in each case executed and delivered by an Officer of the Company or such Subsidiary, as the case may be;

          (3) cause such new Domestic Restricted Subsidiary to take such other actions necessary or as the Collateral Agent reasonably determines to be advisable to grant to the Collateral Agent for the benefit of the Holders a perfected first priority security interest in the personal property of such new Domestic Restricted Subsidiary (other than such personal property constituting Excluded Assets) to the extent required pursuant to the terms of the Collateral Agreements and the Intercreditor Agreement, subject to the Permitted Liens, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by any Collateral Agreement or by law or as may be reasonably requested by the Collateral Agent; and

          (4) deliver to the Trustee an opinion of counsel to the effect that each of such supplemental indenture and the other agreements and instruments delivered pursuant to SECTION 4.14 with respect to each Domestic Restricted Subsidiary have been duly authorized, executed and delivered by such Domestic Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Domestic Restricted Subsidiary and such other opinions regarding the perfection of such Liens in the Collateral of, or consisting of the Capital Stock of, such Domestic Restricted Subsidiary, in customary form and content, as the Collateral Agent may reasonably request.

          SECTION 4.15. LIMITATION ON CHANGE OF CONTROL.

          (a) Upon the occurrence of a Change of Control, the Company shall make an offer to purchase all outstanding Notes pursuant to the requirements described in CLAUSE (b) below (the "CHANGE OF CONTROL OFFER") at a purchase price equal to 101% of the Accreted Value thereof on the date of purchase plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase.

          (b) Within thirty (30) days following the date upon which the Change of Control occurred (the "CHANGE OF CONTROL DATE"), the Company shall send, by first class mail, postage prepaid, a notice to each record Holder as shown on the register of Holders, with a copy to the Trustee, which notice shall govern the terms of the Change of Control Offer. The notice to the Holders shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. Such notice shall state:

          (1) that the Change of Control Offer is being made pursuant to this SECTION 4.15 and that, to the extent lawful, all Notes tendered and not withdrawn shall be accepted for payment;

          (2) the purchase price (including the amount of accrued interest, if any) and the purchase date (which shall be no earlier than thirty (30) days nor later than sixty (60) days from the date such notice is mailed, other than as may be required by law) (the "CHANGE OF CONTROL PAYMENT DATE");

          (3)     that any Note not tendered shall continue to accrue interest;

          (4) that, unless the Company defaults in making payment therefor, any Note accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5) that Holders electing to have a Note purchased pursuant to a Change of Control Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day prior to the Change of Control Payment Date;

          (6) that Holders shall be entitled to withdraw their election if the Paying Agent receives, not later than five (5) Business Days prior to the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount at maturity of the Notes the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Notes purchased;

          (7) that Holders whose Notes are purchased only in part shall be issued new Notes in a principal amount at maturity equal to the unpurchased portion of the Notes surrendered; PROVIDED THAT each Note purchased and each new Note issued shall be in an original principal amount at maturity of $1,000 or integral multiples thereof; and

          (8) the circumstances and relevant facts regarding such Change of Control.

          If any of the Notes subject to the Change of Control Offer is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to comply with the procedures of the Depositary applicable to repurchases.

          On or before the Change of Control Payment Date, the Company shall, to the extent lawful (i) accept for payment Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (ii) deposit with the Paying Agent U.S. Legal Tender sufficient to pay the purchase price plus accrued interest, if any, of all Notes or portions thereof so tendered and (iii) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount at maturity of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to the Holders of Notes so tendered the purchase price for such Notes and the Company shall promptly issue and the Trustee shall promptly (but in any case not later than five days after the Change of Control Payment Date) authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount at maturity to any unpurchased portion of the Notes surrendered; PROVIDED THAT each such new Note shall be in a principal amount at maturity of $1,000 or an integral multiple thereof. Any Notes not so accepted shall be promptly mailed by the Company to the Holders thereof. For purposes of this SECTION 4.15, the Trustee shall act as the Paying Agent.

          Any amounts remaining after the purchase of Notes pursuant to a Change of Control Offer shall be returned by the Trustee to the Company.

          Neither the Board of Directors of the Company nor the Trustee may waive the Company's obligation to offer to purchase the Notes pursuant to this
SECTION 4.15.

          The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent the provisions of any securities laws or regulations conflict with the provisions under this SECTION

4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
SECTION 4.15 by virtue thereof.

          The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this SECTION 4.15 and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

          SECTION 4.16. LIMITATION ON ASSET SALES. The Company will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1) the Company or the applicable Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets sold or otherwise disposed of (as determined in good faith by the Company's Board of Directors);

          (2) at least 75% of the consideration received by the Company or the Restricted Subsidiary, as the case may be, from such Asset Sale shall be in the form of cash or Cash Equivalents and is received at the time of such disposition; PROVIDED THAT (a) the amount of any Indebtedness or other liabilities of the Company or such Restricted Subsidiary (other than Indebtedness or liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets so long as the documents governing such liabilities provide that there is no further recourse to the Company or any of its Subsidiaries with respect to such liabilities and (b) the Fair Market Value of any marketable securities, currencies, notes or other obligations received by the Company or any such Restricted Subsidiary in exchange for any such assets that are converted into cash or Cash Equivalents within 180 days after the consummation of such Asset Sale shall be deemed to be cash for purposes of this provision; and

          (3) upon the consummation of an Asset Sale, the Company shall apply, or cause such Restricted Subsidiary to apply, the Net Cash Proceeds relating to such Asset Sale within 360 days of receipt thereof:

          (a) (i) to repay Indebtedness under the Credit Agreement and permanently reduce the commitments thereunder, (ii) in the case where the property or asset that was the subject of such Asset Sale does not constitute Collateral, to repay Indebtedness secured by a Lien of the type described in clause (7), (14) or (17) of the definition of the term "Permitted Lien," (iii) in the case where the property or asset that was the subject of such Asset Sale is the property or asset of a Foreign Restricted Subsidiary, to repay Indebtedness of any Foreign Restricted Subsidiary or (iv) a combination of the foregoing clauses (i), (ii) and
     (iii);

          (b) to make an investment in properties and assets that replace the properties and assets that were the subject of such Asset Sale or in any other properties and assets that will be used, or Capital Stock of a Person engaged, in the business of the Company and its Restricted Subsidiaries as existing on the Issue Date or in businesses reasonably related thereto ("REPLACEMENT ASSETS"); or

          (c) a combination of prepayment and investment permitted by the foregoing clauses (3)(a) and (3)(b).

          On the 361st day after an Asset Sale (a "NET PROCEEDS OFFER TRIGGER DATE"), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses
(3)(a), (3)(b) and (3)(c) of the preceding paragraph (each a "NET PROCEEDS OFFER AMOUNT") shall be applied by the Company or such Restricted Subsidiary to make an offer to purchase (the "NET PROCEEDS OFFER") on a date (the "NET PROCEEDS OFFER PAYMENT DATE") not less than 30 nor more than 45 days following the applicable Net Proceeds Offer Trigger Date, from all Holders on a pro rata basis, that amount of Notes equal to the Net Proceeds Offer Amount at a price equal to 100% of the Accreted Value of the Notes to be purchased, plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase; PROVIDED, HOWEVER, that if at any time any non-cash consideration received by the Company or any Restricted Subsidiary of the Company, as the case may be, in connection with any Asset Sale is converted into or sold or otherwise disposed of for cash (other than interest received with respect to any such non-cash consideration), then such conversion or disposition shall be deemed to constitute an Asset Sale hereunder on the date of such conversion or disposition, as the case may be, and the Net Cash Proceeds thereof shall be applied in accordance with this SECTION 4.16.

          The Company may defer any Net Proceeds Offer until there is an aggregate unutilized Net Proceeds Offer Amount equal to or in excess of $10.0 million resulting from one or more Asset Sales in which case the accumulation of such amount shall constitute a Net Proceeds Offer Trigger Date (at which time, the entire unutilized Net Proceeds Offer Amount, and not just the amount in excess of $10.0 million, shall be applied as required pursuant to this SECTION 4.16).

          In the event of the transfer of substantially all (but not all) of the property and assets of the Company and its Restricted Subsidiaries as an entirety to a Person in a transaction permitted under SECTION 5.01, which transaction does not constitute a Change of Control, the successor corporation shall be deemed to have sold the properties and assets of the Company and its Restricted Subsidiaries not so transferred for purposes of this SECTION 4.16, and shall comply with the provisions of this SECTION 4.16 with respect to such deemed sale as if it constituted an Asset Sale. In addition, the Fair Market Value of such properties and assets of the Company or its Restricted Subsidiaries deemed to be sold shall be deemed to be Net Cash Proceeds for purposes of this SECTION 4.16.

          To the extent that the aggregate Accreted Value of Notes tendered pursuant to such Net Proceeds Offer is less than the Net Proceeds Offer Amount the Company and its Restricted Subsidiaries may use such deficiency for general corporate purposes. Upon completion of such Net Proceeds Offer, the amount of Net Proceeds Offer Amount will be reset to zero.

          Notwithstanding anything to the contrary contained in the foregoing paragraphs of this SECTION 4.16, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent that:

          (1) the consideration for such Asset Sale constitutes Replacement Assets; and

          (2) such Asset Sale is for Fair Market Value; PROVIDED THAT any consideration not constituting Replacement Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the foregoing paragraphs of this SECTION 4.16.

          Each notice of a Net Proceeds Offer shall be mailed to the record Holders as shown on the register of Holders within 25 days following the Net Proceeds Offer Trigger Date, with a copy to the Trustee, and shall comply with the procedures set forth in this Indenture. Upon receiving notice of the Net Proceeds Offer, Holders may elect to tender their Notes in whole or in part in integral multiples of $1,000 in principal amount at maturity in exchange for cash. To the extent Holders properly tender Notes in an amount exceeding the Net Proceeds Offer Amount, Notes of tendering Holders will be purchased on a pro rata basis (based on amounts tendered). A Net Proceeds Offer shall remain open for a period of 20 Business Days or such longer period as may be required by law.

          The Company will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Net Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this SECTION 4.16, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
SECTION 4.16 by virtue thereof.

          SECTION 4.17. IMPAIRMENT OF SECURITY INTEREST.

          Neither the Company nor any of its Restricted Subsidiaries will take or knowingly omit to take any action which would materially impair the Liens in favor of the Collateral Agent, on behalf of itself, the Trustee and the Holders, with respect to any material portion of the Collateral. Neither the Company nor any of its Domestic Restricted Subsidiaries shall grant to any Person (other than the Collateral Agent), or permit any Person (other than the Collateral Agent) to retain, any interest whatsoever in the Collateral other than Permitted Liens. Neither the Company nor any of its Restricted Subsidiaries will enter into any agreement that requires the proceeds received from any sale of Collateral to be applied to repay, redeem, defease or otherwise acquire or retire any Indebtedness of any Person, other than as permitted by this Indenture, the Notes and the Collateral Agreements, subject to the terms of the Intercreditor Agreement. The Company shall, and shall cause each Guarantor to, at their sole cost and expense, execute and deliver all such agreements and instruments as the Collateral Agent or the Trustee shall reasonably request to more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements. The Company shall, and shall cause each of its Restricted Subsidiaries to, at their sole cost and expense, file any such notice filings or other agreements or instruments as may be required under applicable law to perfect the Liens created by the Collateral Agreements on a first priority basis, subject to Permitted Liens.

          SECTION 4.18. LIMITATION ON LIENS.

          The Company will not, and will not cause or permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind against or upon any property or assets of the Company or any of its Restricted Subsidiaries whether owned on the Issue Date or acquired after the Issue Date, or any proceeds therefrom, or assign or otherwise convey any right to receive income or profits therefrom.

          SECTION 4.19. CONDUCT OF BUSINESS.

          The Company and its Restricted Subsidiaries will not engage in any businesses which are not the same, similar, ancillary or reasonably related to the businesses in which the Company and its Restricted Subsidiaries are engaged on the Issue Date.

          SECTION 4.20. LIMITATION ON ISSUANCES AND SALES OF CAPITAL STOCK OF SUBSIDIARIES.

          The Company will not permit or cause any of its Restricted Subsidiaries to issue or sell any Capital Stock except:

          (1) to the Company or a Wholly-Owned Restricted Subsidiary of the Company;

          (2) issuances of director's qualifying shares or sales to foreign nationals of shares of Capital Stock of Foreign Restricted Subsidiaries to the extent required by applicable law;

          (3) issuances or sales of shares of Common Stock of Restricted Subsidiaries to the extent required, as determined in good faith by the Board of Directors of the Company, to obtain or maintain any governmental license, privilege or other right that is necessary or useful in connection with the conduct by such Restricted Subsidiary of its business;

          (4) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such Person remaining after giving effect to such issuance or sale would have been permitted to be made under SECTION 4.10 if made on the date of such issuance or sale; or

          (5) sales of (i) all of the Capital Stock of a Restricted Subsidiary of the Company or (ii) Common Stock of a Foreign Subsidiary, in each case in compliance with the provisions of SECTION 4.16.

          SECTION 4.21. REAL ESTATE MORTGAGES AND RECORDINGS.

          With respect to any fee interest (as distinguished from any leasehold or other interest) in any real property (individually and collectively, the "Premises") (a) that is owned as of the Issue Date and is not, on the date of determination, the subject of a mortgage constituting a Permitted Lien under clause (14) or (27) (to the extent such Permitted Lien replaces a mortgage constituting a Permitted Lien under clause (14) of the definition thereof) of the definition thereof or (b) (i) acquired by the Company or any of its Domestic Restricted Subsidiaries after the Issue Date and (ii) having (A) a purchase price or (B) a Fair Market Value, of greater than $1.0 million (other than properties purchased subject to Acquired Indebtedness or Purchase Money Indebtedness) within the earlier of (x) 60 days of the Issue Date and (y) the date that any item referred to below is actually delivered to the Administrative Agent under the Credit Agreement, in the case of clause (a), and within 60 days of the acquisition thereof, in the case of clause (b):

          (1) the Company shall deliver to the Collateral Agent, as mortgagee, a fully-executed counterpart of a Mortgage (which Mortgage shall be substantially in the form of (i) if a mortgage is to be delivered by the Company or such Domestic Restricted Subsidiary in favor of the Administrative Agent, such mortgage or (ii) if clause (i) is inapplicable, the most recent mortgage delivered by the Company or the applicable Domestic Restricted Subsidiary with respect to such Premises or (iii) if neither CLAUSE (i) nor (ii) is applicable, then the Mortgage most recently delivered under this Section 4.21, in each case, with such changes or other modifications as may be necessary to provide that (A) the obligations being secured thereunder are the obligations of the Company under the Indenture and the Notes or such Domestic Restricted Subsidiary under the Indenture and its Guarantee, as the case may be, (B) the mortgagee is the Collateral Agent for the benefit of itself, the Trustee and the Noteholders, (C) no Collateral subject to the Lien thereunder consists of any Excluded Assets,
(D) it is not inconsistent with the terms hereof, (E) the Liens evidenced thereby and the rights of the mortgagee thereunder are subject to the terms of the Intercreditor Agreement and (F) it complies with all applicable laws in the jurisdiction in which it is to be recorded (including all recordation requirements of such jurisdiction) or may be reasonably requested by the Collateral Agent), duly executed by the Company or the applicable Domestic Restricted Subsidiary, together with evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of such Mortgage and fixture filings as may be necessary or, in the reasonable opinion of the Collateral Agent, desirable, to create a valid, perfected Lien, against the interest purported to be covered thereby;

          (2) unless not provided to the Administrative Agent at any time when the Credit Agreement shall remain outstanding, the Collateral Agent shall have received a mortgagee's title insurance policy in favor of the Collateral Agent, as mortgagee, in an amount equal to 125% of the Fair

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Market Value of the Premises purported to be covered by such Mortgage and in form and substance and issued by a nationally-recognized title insurance company or other insurer reasonably acceptable to the Collateral Agent, with respect to the property purported to be covered by such Mortgage, insuring that the Lien created by such Mortgage constitutes a valid Lien on such interest accompanied by evidence of the payment in full of all premiums thereon;

          (3) unless not provided to the Administrative Agent at any time when the Credit Agreement shall remain outstanding, an opinion of local counsel addressed to the Collateral Agent and the Trustee in a form substantially similar to (i) the opinion provided for the benefit of the Administrative Agent or (ii) if the Credit Agreement is not outstanding, in form substantially similar to (A) the opinion most recently delivered in respect of a Mortgage recorded in the State in which such Mortgage is to be recorded or (B) if such Mortgage is being delivered in a State in which no Mortgage was previously recorded, the opinion most recently delivered under this clause (3) with such changes as may be necessary to address differences in the laws of the jurisdiction in which the previously recorded Mortgage was recorded and such Mortgage is recorded or as may be reasonably requested by the Collateral Agent; and

          (4)     the most recent survey of such Premises, together with either
(i) an updated survey certification in favor of the Trustee and the Collateral Agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from the Company and the Guarantors stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by the Company or Guarantor, as applicable, of such Premises for the Company or such Guarantor's business as so conducted, or intended to be conducted, at such Premises or (ii) if delivered to the Administrative Agent in connection with the delivery of a mortgage in favor of the Administrative Agent, such survey of the Premises delivered to the Administrative Agent.

          SECTION 4.22. LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any of its or such Restricted Subsidiary's property unless (1) other than Permitted Sale and Leaseback Transactions, the Company or such Restricted Subsidiary would be entitled to (a) incur Indebtedness in an amount equal to the Attributable Debt with respect to such Sale and Leaseback Transaction pursuant to SECTION 4.12 and (b) create a Lien on such property securing such Attributable Debt pursuant to SECTION 4.18 and (2) the Sale and Leaseback Transaction is treated as an Asset Sale and the Company applies the proceeds of such transaction in compliance with SECTION 4.16.

          SECTION 4.23. PAYMENTS FOR CONSENT. The Company will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Notes, the Registration Rights Agreement, any Collateral Agreement or the Intercreditor Agreement unless such consideration is offered to be paid or is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

          SECTION 5.01. MERGER, CONSOLIDATION AND SALE OF ASSETS. The Company will not, in a single transaction or series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of (or cause or permit any Restricted Subsidiary of the Company to sell, assign, transfer, lease, convey or otherwise dispose of) all or substantially all of the

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Company's assets (determined on a consolidated basis for the Company and the
Company's Restricted Subsidiaries) whether as an entirety or substantially as an entirety to any Person unless:

          (1)     either:

          (a)     the Company shall be the surviving or continuing corporation;
or

          (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition the properties and assets of the Company and of the Company's Restricted Subsidiaries substantially as an entirety (the "SURVIVING ENTITY"):

                  (x) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia; and

                  (y) shall expressly assume, (i) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, interest on and Additional Interest, if any, on all of the Notes and the performance of every covenant of the Notes, this Indenture, the Collateral Agreements, the Registration Rights Agreement and the Intercreditor Agreement on the part of the Company to be performed or observed thereunder and (ii) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent), executed and delivered to the Trustee, all obligations of the Company under the Collateral Agreements and the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the Surviving Entity;

          (2) except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred in connection with or in respect of such transaction), the Company or such Surviving Entity, as the case may be, shall be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) in compliance with SECTION 4.12;

          (3) except in the case of a consolidation or merger of the Company with or into a Wholly-Owned Subsidiary of the Company, or a sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company to a Wholly-Owned Subsidiary of the Company, immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(y) above (including, without limitation, giving effect to any Indebtedness (including Acquired Indebtedness) incurred or anticipated to be incurred and any Lien granted in connection with or in respect of the transaction), no Default or Event of Default shall have occurred or be continuing; and

          (4) the Company or the Surviving Entity shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with the applicable provisions of this Indenture and that all conditions precedent in this Indenture relating to such transaction have been satisfied.

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          For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

          SECTION 5.02. SUCCESSOR CORPORATION SUBSTITUTED. Upon any consolidation, combination or merger or any transfer of all or substantially all of the assets of the Company in accordance with the foregoing, in which the Company is not the continuing corporation, the Surviving Entity formed by such consolidation or into which the Company is merged or to which such conveyance, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture and the Notes with the same effect as if such surviving entity had been named as such. Upon such substitution the Company and any Guarantors that remain Subsidiaries of the Company shall be released from this Indenture and the Notes and the Company, if surviving, shall be automatically discharged from all of its obligations under this Indenture and the Notes.

                                   ARTICLE SIX

                              DEFAULT AND REMEDIES

          SECTION 6.01. EVENTS OF DEFAULT.

          Each of the following is an "Event of Default":

          (1) the failure to pay the premium, if any, interest and Additional Interest, if any, on any Notes when the same becomes due and payable and the default continues for a period of thirty (30) days;

          (2) the failure to pay the principal of any Notes, when such principal becomes due and payable, at maturity, upon redemption or otherwise (including the failure to make a payment to purchase Notes tendered pursuant to a Change of Control Offer or a Net Proceeds Offer);

          (3) a default occurs in the observance or performance of any other covenant or agreement contained in this Indenture (other than the payment of the principal of, or premium, if any, or interest or Additional Interest, if any, on any Note) or any Collateral Agreement which default continues for a period of 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied and stating that such notice is a "Notice of Default") from the Trustee or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes (except in the case of a default with respect to SECTION 5.01, which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (4) the failure to pay at final maturity (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary of the Company (other than an Immaterial Subsidiary), or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect

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     to which the 20-day period described above has elapsed), aggregates $7.5 million or more at any time;

          (5) one or more judgments in an aggregate amount in excess of $7.5 million (which are not covered by insurance as to which the insurer has not disclaimed coverage) shall have been rendered against the Company or any of its Restricted Subsidiaries (other than an Immaterial Subsidiary) and such judgments remain undischarged, unpaid or unstayed for a period of 60 consecutive days after such judgment or judgments become final and non-appealable;

          (6) the Company or any Significant Subsidiary (A) commences a voluntary case or proceeding under any Bankruptcy Code with respect to itself, (B) consents to the entry of an order for relief against it in an involuntary case under any Bankruptcy Code, (C) consents to the appointment of a Custodian of it or for substantially all of its property, (D) makes a general assignment for the benefit of its creditors; or (F) takes any corporate action to authorize or effect any of the foregoing;

          (7) a court of competent jurisdiction enters an order or decree that (A) is an order for relief in respect of the Company or any Significant Subsidiary in an involuntary case under any Bankruptcy Code,
     (B) appoints a Custodian of the Company or any Significant Subsidiary or for substantially all of its property or (C) orders the winding-up or liquidation of its affairs; and such order or decree shall remain unstayed and in effect for a period of sixty (60) consecutive days;

          (8) except with respect to a Collateral Agreement for which all or substantially all of the assets comprising the Collateral thereunder have been transferred or sold or the Lien thereon released as permitted under this Indenture, any Collateral Agreement at any time for any reason shall cease to be in full force and effect, or shall cease to be effective in all material respects to grant the Collateral Agent the Liens with the priority purported to be created thereby on a material portion of the Collateral thereunder, subject to Permitted Liens and no other Liens except as expressly permitted by the applicable Collateral Agreement, in each case for 30 days after the Company receives written notice thereof specifying such occurrence from the Trustee, the Collateral Agent or the Holders of at least 25% of the outstanding principal amount at maturity of the Notes;

          (9) the Company or any Guarantor that is a Significant Subsidiary shall assert in writing that any Lien created under any Collateral Agreement is invalid or unenforceable; or

          (10) any Guarantee of a Guarantor that is a Significant Subsidiary ceases to be in full force and effect or any Guarantee of a Guarantor that is a Significant Subsidiary is declared to be null and void and unenforceable or any Guarantee of a Guarantor that is a Significant Subsidiary is found to be invalid or any Guarantor that is a Significant Subsidiary denies its liability under its Guarantee (other than by reason of the release of such Guarantor in accordance with the terms hereof).

          SECTION 6.02. ACCELERATION.

          (a) If an Event of Default (other than an Event of Default specified in SECTION 6.01(6) or (7) above with respect to the Company) shall occur and be continuing and has not been waived, the Trustee or the Holders of at least 25% in principal amount at maturity of outstanding Notes may declare the principal of and premium, if any, accrued interest and Additional Interest, if any, on all the Notes to be due and payable by notice in writing to the Company and the Trustee specifying the respective Event of Default and that it is a "notice of acceleration" (the "ACCELERATION NOTICE"), and the same shall become immediately due and payable.

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          (b)     If an Event of Default specified in SECTION 6.01(6) or (7)
above with respect to the Company occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest and Additional Interest, if any, on all of the outstanding Notes shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

          (c) At any time after a declaration of acceleration with respect to the Notes as described in this SECTION 6.02(a) or (b), the Holders of a majority in principal amount at maturity of the Notes may rescind and cancel such declaration and its consequences: (1) if the rescission would not conflict with any judgment or decree; and (2) if all existing Events of Default have been cured or waived except nonpayment of principal, premium, if any, interest or Additional Interest, if any, that has become due solely because of the acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

          SECTION 6.03. OTHER REMEDIES.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, premium, if any, or interest on the Notes or to enforce the performance of any provision of the Notes, this Indenture or any Collateral Agreement.

          The Trustee or the Collateral Agent may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee, the Collateral Agent or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

          SECTION 6.04. WAIVER OF PAST DEFAULTS.

          Subject to SECTIONS 2.09, 6.07 and 9.02, the Holders of a majority in principal amount at maturity of the Notes may waive any existing Default or Event of Default and its consequences, except (other than as provided in SECTION 6.02(c)) a default in the payment of the principal of or premium, if any, interest or Additional Interest, if any, on any Notes. When a Default or Event of Default is waived, it is cured and ceases to exist.

          SECTION 6.05. CONTROL BY MAJORITY.

          Subject to SECTION 2.09, the Holders of a majority in principal amount at maturity of the outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, including, without limitation, any remedies provided for in SECTION 6.03. Subject to SECTION 7.01 and 7.02(f), however, the Trustee may refuse to follow any direction (which direction, if sent to the Trustee, shall be in writing) that the Trustee reasonably believes conflicts with any applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of another Holder, or that may subject the Trustee to personal liability; PROVIDED THAT the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction (which direction, if sent to the Trustee, shall be in writing).

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          SECTION 6.06. LIMITATION ON SUITS.

          A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:

          (1) the Holder gives to the Trustee written notice of a continuing Event of Default;

          (2) subject to SECTION 2.09, Holders of at least 25% in principal amount at maturity of the outstanding Notes make a written request to the Trustee to institute proceedings in respect of that Event of Default;

          (3) such Holders offer to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense to be incurred in compliance with such request;

          (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

          (5) during such sixty (60) day period the Holders of a majority in principal amount at maturity of the outstanding Notes do not give the Trustee a written direction which, in the opinion of the Trustee, is inconsistent with the request.

          A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over such other Holder.

          SECTION 6.07. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

          SECTION 6.08. COLLECTION SUIT BY TRUSTEE OR COLLATERAL AGENT.

          If an Event of Default specified in SECTION 6.01(1) or (2) occurs and is continuing, the Trustee or the Collateral Agent may recover judgment (i) in its own name and (ii)(x) in the case of the Trustee, as trustee of an express trust or (y) in the case of the Collateral Agent, as collateral agent on behalf of each of the Secured Parties, in each case against the Company or any other obligor on the Notes for the whole amount of principal of, premium, if any, and accrued interest remaining unpaid on, the Notes, together with interest on overdue principal and, to the extent that payment of such interest is lawful, interest on overdue installments of interest at the rate set forth in SECTION
4.01 and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, the Collateral Agent and their respective agents and counsel and any other amounts due the Trustee under the Collateral Agreements and SECTION 7.07 hereof.

          SECTION 6.09. TRUSTEE MAY FILE PROOFS OF CLAIM.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relating to the Company or any other obligor upon the Notes, any of their respective creditors or any of their respective property and shall be entitled and

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empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any Custodian in any such judicial proceedings is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, taxes, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under the Intercreditor Agreement, the Collateral Agreements and
SECTION 7.07. The Company's payment obligations under this SECTION 6.09 shall be secured in accordance with the provisions of SECTION 7.07. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

          SECTION 6.10. PRIORITIES.

          If the Trustee or the Collateral Agent collects any money or property pursuant to this ARTICLE SIX, it shall, subject to the terms of the Intercreditor Agreement, pay out the money in the following order:

          First: to the Trustee, the Collateral Agent, the Paying Agent and the Registrar for amounts due under SECTION 7.07 (including payment of all compensation expense, all liabilities incurred and all advances made by the Trustee and the costs and expenses of collection);

          Second: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          Third: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium, if any, and interest, respectively; and

          Fourth: to the Company or any other obligor on the Notes, as their interests may appear, or as a court of competent jurisdiction may direct.

          The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Holders pursuant to this SECTION 6.10.

          SECTION 6.11. UNDERTAKING FOR COSTS.

          All parties to this Indenture agree, and each Holder by its acceptance of its Note shall be deemed to have agreed, that in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This SECTION 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to SECTION 6.07, or a suit by a Holder or Holders of more than 10% in principal amount at maturity of the outstanding Notes.

          SECTION 6.12. RESTORATION OF RIGHTS AND REMEDIES.

          If the Trustee or any Holder has instituted any proceedings to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been

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determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

                                  ARTICLE SEVEN

                                     TRUSTEE

          SECTION 7.01. DUTIES OF TRUSTEE.

          The duties and responsibilities of the Trustee shall be as provided by the TIA and as set forth herein.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

          (b)     Except during the continuance of an Event of Default:

          (1) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA, and the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in or read into this Indenture against the Trustee; and

          (2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; PROVIDED, HOWEVER, in case of any such certificates or opinions furnished to the Trustee which by the provisions hereof are furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

          (c) Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1) this paragraph does not limit the effect of PARAGRAPH (b) of this SECTION 7.01;

          (2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

          (3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to SECTION 6.05.

          (d) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any liability. The Trustee shall be under no obligation to exercise any of its rights or powers under this Indenture, the Intercreditor Agreement or the Collateral Agreements at the request, order or direction of any Holders unless such Holders have offered to the Trustee security and

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indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred by it in compliance with such request, order or direction.

          (e) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to PARAGRAPHS (a), (b), (c) and (d) of this SECTION 7.01.

          (f) The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Money and assets held in trust by the Trustee need not be segregated from other funds or assets held by the Trustee except to the extent required by law.

          SECTION 7.02. RIGHTS OF TRUSTEE.

          Subject to SECTION 7.01:

          (a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to SECTIONS 11.04 and 11.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The written advice of the Trustee's counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by the Trustee hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers under this Indenture.

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled, upon reasonable notice to the Company, to examine the books, records and premises of the Company, personally or by agent or attorney. Except as expressly stated herein to the contrary, in no event shall the Trustee have any responsibility to ascertain whether there has been compliance with any of the covenants or provisions of ARTICLES FOUR or FIVE hereof.

          (f) The Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

          (g) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company and any resolution of the Board of Directors shall be sufficient if evidenced by a copy of such resolution certified by an Officer of the Company to have been duly adopted and in full force and effect on the date hereof.

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          (h)     The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default other than under SECTION 6.01(1) or 6.01(2) unless the Trustee shall have received from the Company, any Guarantor or any other obligor upon the Notes or from any Holder written notice thereof at its address set forth in SECTION 11.02 hereof, and such notice references the Notes and this Indenture.

          (i) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (j) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any persons authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

          (k) The permissive right of the Trustee to take any action under this Indenture or any Collateral Agreements shall not be construed as a duty to so act.

          SECTION 7.03. INDIVIDUAL RIGHTS OF TRUSTEE.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company, any Subsidiary of the Company or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with SECTIONS 7.10 and 7.11, and the Trustee is subject to TIA Sections 310(b) and 311.

          SECTION 7.04. TRUSTEE'S DISCLAIMER.

          The Trustee makes no representation as to the validity, adequacy or sufficiency of this Indenture, the Notes, the Intercreditor Agreement or the Collateral Agreements, and it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement of the Company in this Indenture, the Notes, the Intercreditor Agreement, the Collateral Agreements or any other documents in connection with the issuance of the Notes other than the Trustee's certificate of authentication.

          Beyond the exercise of reasonable care in the custody thereof and the fulfillment of its obligations under this Indenture and the Collateral Documents, the Trustee shall have no duty as to any Collateral in its possession, custody or control or in the possession, custody or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto. The Trustee shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property.

          The Trustee makes no representations as to and shall not be responsible for the existence, genuineness, value, sufficiency or condition of any of the Collateral or as to the security afforded or intended to be afforded thereby, hereby or by any Collateral Document, or for the validity, perfection, priority or enforceability of the Liens or security interests in any of the Collateral created or intended to be created by any of the Collateral Agreements, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes

                                     - 61 -
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gross negligence or willful misconduct on the part of the Trustee, for the validity of the title of the Company or any Guarantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

          SECTION 7.05. NOTICE OF DEFAULT.

          If a Default or an Event of Default occurs and is continuing and if a Trust Officer has actual knowledge or has received written notice from the Company or any Holder, the Trustee shall mail to each Holder, with a copy to the Company, notice of the Default or Event of Default within thirty (30) days thereof. Except in the case of a Default or an Event of Default in payment of principal of, premium, if any, or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer and, except in the case of a failure to comply with ARTICLE FIVE, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders.

          SECTION 7.06. REPORTS BY TRUSTEE TO HOLDERS.

          Within sixty (60) days after each July 15, beginning with July 15, 2004, the Trustee shall, to the extent that any of the events described in TIA
Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such date that complies with TIA
Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and (c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed by the Company with the Commission and each stock exchange or market, if any, on which the Notes are listed or quoted.

          The Company shall promptly notify the Trustee if the Notes become listed or quoted on any stock exchange or market and the Trustee shall comply with TIA Section 313(d).

          SECTION 7.07. COMPENSATION AND INDEMNITY.

          The Company shall pay to the Trustee and the Registrar (each an "INDEMNIFIED PARTY") from time to time such compensation for their respective services as Trustee, Collateral Agent, Paying Agent or Registrar, as the case may be, as shall be agreed upon in writing signed by the Company. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse each Indemnified Party upon request for all reasonable out-of-pocket expenses incurred or made by it in connection with the performance of its duties under, as the case may be, this Indenture, the Collateral Agreements or the Intercreditor Agreement. Such expenses shall include the reasonable fees and expenses of each of such Indemnified Party's agents and counsel.

          The Company hereby indemnifies each Indemnified Party for, and holds each of them harmless against, any loss, cost, claim, liability or expense incurred by any of them except to the extent caused by any negligence, bad faith or willful misconduct on the part of such Indemnified Party, arising out of or in connection with this Indenture, the Collateral Agreements or the Intercreditor Agreement, or the administration of this trust, including the reasonable costs and expenses of enforcing this Indenture against the Company (including this SECTION 7.07) and defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder or thereunder (including the reasonable fees and expenses of counsel). The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party for which such Indemnified Party has advised the Trustee that it may seek indemnity hereunder. Failure by the Trustee to so notify the

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Company shall not relieve the Company of its obligations under this paragraph except to the extent such failure has materially prejudiced the Company. The Company shall defend the claim and the Indemnified Party shall cooperate in the defense; PROVIDED THAT any settlement of a claim shall be approved in writing by the Indemnified Party if such settlement would result in an admission of liability by the Indemnified Party or if such settlement would not be accompanied by a full release of the Indemnified Party for all liability arising out of the events giving rise to such claim. The Indemnified Party may at its option have separate counsel of its own choosing and the Company shall pay the reasonable fees and expenses of such counsel; PROVIDED THAT the Company shall not be required to pay such fees and expenses if it assumes the Indemnified Party's defense and there is no conflict of interest between the Company and the Indemnified Party in connection with such defense as reasonably determined by the Company. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld.

          To secure the Company's payment obligations in this SECTION 7.07, each Indemnified Party shall have a lien prior to the Notes on all Collateral held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of or interest on particular Notes.

          When an Indemnified Party incurs expenses or renders services after an Event of Default specified in SECTION 6.01(6) occurs, such expenses (including the reasonable fees and expenses of its counsel) and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Code.

          The obligations of the Company under this SECTION 7.07 shall survive the satisfaction and discharge of this Indenture, termination of the Collateral Agreements or the Intercreditor Agreement or the resignation or removal of the Trustee.

          The Trustee shall comply with the provisions of TIA Section 312(b)(2) to the extent applicable.

          SECTION 7.08. REPLACEMENT OF TRUSTEE.

          The Trustee may resign by so notifying the Company. The Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may remove the Trustee by so notifying the Company and the Trustee in writing and may appoint a successor Trustee. The Company, by a Board Resolution, may remove the Trustee if:

          (1)     the Trustee fails to comply with SECTION 7.10;

          (2)     the Trustee is adjudged bankrupt or insolvent;

          (3) a receiver or other public officer takes charge of the Trustee or its property; or

          (4) the Trustee becomes incapable of acting with respect to the Notes.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder in writing of such event and shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

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          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all rights, powers, trusts, duties and obligations of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such Trustee so ceasing to act hereunder subject nevertheless to its lien, if any, provided for in SECTION 7.07. Upon request of the Company or the successor Trustee, such retiring Trustee shall at the expense of the Company and upon payment of the charges of the Trustee then unpaid, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

          If a successor Trustee does not take office within thirty (30) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount at maturity of the outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If the Trustee fails to comply with SECTION 7.10, any Holder who satisfies the requirements of TIA Section 310(b) may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          The Company shall give notice of any resignation and any removal of the Trustee and each appointment of a successor Trustee to all Holders in writing. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

          Notwithstanding any resignation or replacement of the Trustee pursuant to this SECTION 7.08, the Company's obligations under SECTION 7.07 shall continue for the benefit of the outgoing Trustee.

          SECTION 7.09. SUCCESSOR TRUSTEE BY MERGER, ETC.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving or transferee Person without any further act shall, if such resulting, surviving or transferee Person is otherwise eligible hereunder, be the successor Trustee; PROVIDED, HOWEVER, that such Person shall be otherwise qualified and eligible under this ARTICLE SEVEN.

          In case any Notes have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated with the same effect as if such successor Trustee had itself authenticated such Notes.

          SECTION 7.10. ELIGIBILITY; DISQUALIFICATION.

          (a) This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), (2), (3) and (5). The Trustee (or, in the case of a corporation included in a bank holding company system, the related bank holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. In addition, if the Trustee is a corporation included in a bank holding company system, the Trustee, independently of such bank holding company, shall meet the capital requirements of TIA Section 310(a)(2). The Trustee shall comply with TIA Section 310(b); PROVIDED, HOWEVER, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding if the requirements for such exclusion

                                     - 64 -
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set forth in TIA Section 310(b)(1) are met. The provisions of TIA Section 310 shall apply to the Company, as obligor of the Notes.

          (b) If the Trustee has or acquires a conflicting interest within the meaning of the TIA, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the TIA and this Indenture.

          SECTION 7.11. PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

          SECTION 7.12. TRUSTEE AS COLLATERAL AGENT.

          References to the Trustee in SECTIONS 7.01(f), 7.02, 7.03, 7.04, and
7.07 shall include the Trustee in its role as Collateral Agent and Paying Agent.

          SECTION 7.13. CO-TRUSTEES, CO-COLLATERAL AGENT AND SEPARATE TRUSTEES, COLLATERAL AGENT.

          (a) At any time or times, for the purpose of meeting the legal requirements of any jurisdiction in which any of the Collateral may at the time be located, the Company shall have the power to appoint, and, upon the written request of the Holders of at least 25% in principal amount at maturity of the Notes outstanding, the Company shall appoint, one or more Persons approved by the Trustee either to act as co-trustee, jointly with the Trustee, of all or any part of the Collateral, to act as co-collateral agent, jointly with the Collateral Agent, or to act as separate trustees or Collateral Agent of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power, subject to the other provisions of this
SECTION 7.13. As of the Issue Date, the Company hereby appoints The Bank of New York as the initial Collateral Agent and The Bank of New York hereby accepts such appointment and agrees to act and serve in such capacity. If the Company does not make any such subsequent appointment within fifteen (15) days after the receipt by it of a request so to do, or in case an Event of Default has occurred and is continuing, the Trustee shall have the power to make such subsequent appointment.

          (b) Should any written instrument from the Company be required by any co-trustee, co-Collateral Agent or separate trustee or separate Collateral Agent so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right or power, any and all such instruments shall, on request, be executed, acknowledged and delivered by the Company.

          (c) Every co-trustee, co-collateral agent or separate trustee or separate collateral agent shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (i) The Notes shall be authenticated and delivered, and all rights, powers, duties and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustee hereunder, shall be exercised solely, by the Trustee.

          (ii) The rights, powers, duties and obligations hereby conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee or by the

                                     - 65 -
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     Trustee and such co-trustee or separate trustee, or by the Collateral Agent and such co-Collateral Agent or separate Collateral Agent, jointly as shall be provided in the instrument appointing such co-trustee or separate trustee or co-Collateral Agent or separate Collateral Agent, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties and obligations shall be exercised and performed by such co-trustee or separate trustee, Collateral Agent or co-Collateral Agent or separate Collateral Agent.

          (iii) The Company at any time, by a Board Resolution, may accept the resignation of or remove any co-trustee or separate trustee appointed under this SECTION 7.13; PROVIDED THAT, in case an Event of Default has occurred and is continuing, the Trustee, by an instrument in writing executed by it, shall have power to accept the resignation of, or remove, any such co-trustee, co-collateral agent, separate trustee or separate collateral agent. Upon the written request of the Company, the Trustee shall join with the Company in the execution, delivery and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee, co-collateral agent, separate trustee or separate collateral agent so resigned or removed may be appointed in the manner provided in this SECTION 7.13.

          (iv) No co-trustee, co-collateral agent, separate trustee or separate collateral agent hereunder shall be personally liable by reason of any act or omission of the Trustee or the Collateral Agent, or any, other such trustee or collateral agent hereunder.

          (v) Any act of Holders delivered to the Trustee shall be deemed to have been delivered to each such co-trustee or separate trustee and any act of Holders delivered to the Collateral Agent shall be deemed to have been delivered to each such co-collateral agent or separate collateral agent.

          SECTION 7.14. FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

          In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other Persons as to other matters and any such Person may certify or give an opinion as to such matters in one or several documents.

          Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion, or representation by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel or representation by counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows that the certificate or opinion or representations with respect to such matters are erroneous.

          Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

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                                  ARTICLE EIGHT

                     SATISFACTION AND DISCHARGE OF INDENTURE

          SECTION 8.01. LEGAL DEFEASANCE AND COVENANT DEFEASANCE.

          (a) The Company may, at its option and at any time, elect to have either PARAGRAPH (b) or PARAGRAPH (c) below be applied to the outstanding Notes upon compliance with the applicable conditions set forth in PARAGRAPH (d).

          (b) Upon the Company's exercise under PARAGRAPH (a) of the option applicable to this PARAGRAPH (b), the Company and the Guarantors shall be deemed to have been released and discharged from their obligations with respect to the outstanding Notes, the Guarantees and the Collateral Documents on the date the applicable conditions set forth below are satisfied (hereinafter, "LEGAL DEFEASANCE"). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of the Sections and matters under this Indenture referred to in (i) and (ii) below, and the Company and the Guarantors shall be deemed to have satisfied all their other obligations under this Indenture, the Guarantees and the Collateral Documents, except for the following which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in PARAGRAPH
(d) below and as more fully set forth in such paragraph payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on such Notes when such payments are due, (ii) obligations listed in SECTION 8.03, subject to compliance with this SECTION 8.01 and (iii) the rights, powers, trusts, duties and immunities of the Trustee and the Company's obligations in connection therewith. The Company may exercise its option under this PARAGRAPH
(b) notwithstanding the prior exercise of its option under PARAGRAPH (c) below with respect to the Notes.

          (c) Upon the Company's exercise under PARAGRAPH (a) of the option applicable to this PARAGRAPH (c), the Company and its Restricted Subsidiaries shall be released and discharged from their obligations under any covenant contained in ARTICLE FIVE, SECTION 4.03 (except with respect to the corporate existence of the Company), SECTIONS 4.04 through 4.08, and SECTIONS 4.10 through
4.23 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "COVENANT DEFEASANCE"), and the Notes shall thereafter be deemed to be not "outstanding" for the purpose of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under SECTION 6.01(3) or 6.01(4), but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under PARAGRAPH (a) above of the option applicable to this PARAGRAPH (c), subject to the satisfaction of the conditions set forth in PARAGRAPH (d) below, SECTIONS 6.01(3) through 6.01(10) shall not constitute Events of Default.

          (d) The following shall be the conditions to application of either PARAGRAPH (b) or PARAGRAPH (c) above to the outstanding Notes:

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          (1)     The Company shall have irrevocably deposited in trust with the
     Trustee, U.S. Legal Tender or non-callable U.S. Government Obligations or a combination thereof, in such amounts as are sufficient, in the opinion of a nationally-recognized firm of independent public accountants selected by the Company, to pay the principal of, and premium, if any, interest and Additional Interest, if any, on the outstanding Notes on the stated dates for payment or redemption, as the case may be; PROVIDED, HOWEVER, that the Trustee (or other qualifying trustee) shall have received an irrevocable written order from the Company instructing the Trustee (or other qualifying trustee) to apply such U.S. Legal Tender or the proceeds of such U.S. Government Obligations to said payments;

          (2) No Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause (1) above and the granting of any Lien securing such borrowing);

          (3) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default hereunder (other than a Default or Event of Default arising in connection with the substantially contemporaneous borrowing of funds to fund the deposit referenced in clause
     (1) above and the granting of any Lien securing such borrowing) or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (4) (i) In the event the Company elects PARAGRAPH (b) above, the Company shall deliver to the Trustee an Opinion of Counsel in the United States of America, to the effect that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall state that, Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred or (ii) in the event the Company elects PARAGRAPH (c) above, the Company shall deliver an Opinion of Counsel in the United States satisfactory to the Trustee, to the effect that Holders shall not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance contemplated hereby and shall be subject to federal income tax in the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (5) The Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit under CLAUSE (1) was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (6) The Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening bankruptcy of the Company between the date of deposit and the 91st day following the date of deposit and that no Holder is an insider of the Company, after the 91st day following the date of deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors' rights generally; and

          (7) The Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent specified herein relating to the defeasance contemplated by this
     SECTION 8.01 have been complied with.

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Notwithstanding the foregoing, the Opinion of Counsel required by SECTION
8.01(d)(4)(i) above with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (1) have become due and payable or (2) shall become due and payable on the maturity date within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company.

          In the event all or any portion of the Notes are to be redeemed through such irrevocable trust, the Company must make arrangements reasonably satisfactory to the Trustee, at the time of such deposit, for the giving of the notice of such redemption or redemptions by the Trustee in the name and at the expense of the Company.

          SECTION 8.02. SATISFACTION AND DISCHARGE.

          In addition to the Company's rights under SECTION 8.01, the Company may terminate all of its obligations under this Indenture (subject to SECTION 8.03), and this Indenture, the Notes, the Guarantees and the Collateral Agreements, and all Liens created thereunder, shall be discharged and shall cease to be in effect when:

          (1)     either:

                  (a) all the Notes theretofore authenticated and delivered (except lost, stolen or destroyed Notes which have been replaced or paid as provided in SECTION 2.07 and Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

                  (b) all Notes not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) shall become due and payable at their stated maturity within one year or (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee, and the Company has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the Notes not theretofore delivered to the Trustee for cancellation, for principal of, and premium, if any, interest and Additional Interest, if any, on the Notes to the date of deposit together with irrevocable instructions from the Company directing the Trustee in writing to apply such funds to the payment thereof at maturity or redemption, as the case may be;

          (2) all other sums payable under this Indenture by the Company have been paid; and

          (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture have been complied with.

          SECTION 8.03. SURVIVAL OF CERTAIN OBLIGATIONS.

          Notwithstanding the satisfaction and discharge of this Indenture and of the Notes referred to in SECTION 8.01 or 8.02, the obligations of the Company under SECTIONS 2.03, 2.04, 2.06, 2.07, SECTION 7.07 and SECTIONS 8.05, 8.06 and
8.07 shall survive until the Notes are no longer outstanding, and thereafter only the obligations of the Company under SECTIONS 7.07, 8.05, 8.06 and 8.07 shall survive.

                                     - 69 -
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          SECTION 8.04. ACKNOWLEDGMENT OF DISCHARGE BY TRUSTEE.

          Subject to SECTION 8.07, after (i) the conditions of SECTION 8.01 or
8.02 have been satisfied, and (ii) the Company has paid or caused to be paid all other sums payable hereunder by the Company, the Trustee upon written request shall acknowledge in writing the discharge of the Company's obligations under this Indenture except for those surviving obligations specified in SECTION 8.03 and the Trustee shall execute and deliver to the Company any document reasonably requested by the Company to effect or evidence any release and discharge of Lien or Collateral Agreement contemplated by SECTION 12.06.

          SECTION 8.05. APPLICATION OF TRUST MONEYS.

          The Trustee shall hold any U.S. Legal Tender or U.S. Government Obligations deposited with it in the irrevocable trust established pursuant to
SECTION 8.01. The Trustee shall apply the deposited U.S. Legal Tender or the U.S. Government Obligations, together with earnings thereon, through the Paying Agent, in accordance with this Indenture, to the payment of principal of, premium, if any, and interest on the Notes. Anything in this ARTICLE EIGHT to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in SECTION 8.01(d) which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

          SECTION 8.06. REPAYMENT TO THE COMPANY; UNCLAIMED MONEY.

          Subject to SECTIONS 7.07, 8.01 and 8.02, the Trustee and the Paying Agent shall promptly pay to the Company upon written request from the Company any excess U.S. Legal Tender or U.S. Government Obligations held by them at any time. The Trustee and the Paying Agent shall pay to the Company, upon written request from the Company any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years after payment to the Holders is required; PROVIDED, HOWEVER, that the Trustee and the Paying Agent before being required to make any payment may, but need not, at the expense of the Company cause to be published once in a newspaper of general circulation in the City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed and that after a date specified therein, which shall be at least thirty (30) days from the date of such publication or mailing, any unclaimed balance of such money then remaining shall be repaid to the Company. After payment to the Company, Holders entitled to money must look solely to the Company for payment as general creditors unless an applicable abandoned property law designated another Person, and all liability of the Trustee or Paying Agent with respect to such money shall thereupon cease.

          SECTION 8.07. REINSTATEMENT.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.01 or 8.02 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
SECTION 8.01 or 8.02 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender or U.S. Government Obligations in accordance with SECTION 8.01 or 8.02; PROVIDED, HOWEVER, that if the Company has made any payment of premium, if any, or interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such

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Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

          SECTION 9.01. WITHOUT CONSENT OF HOLDERS.

          From time to time, the Company, the Guarantors, the Trustee and, if such amendment, modification, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, without the consent of the Holders, may amend, modify, waive or supplement provisions of this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement and the Collateral Agreements:

          (1) to cure any ambiguity, defect or inconsistency contained therein;

          (2) to provide for uncertificated Notes in addition to or in place of certificated Notes;

          (3) to provide for the assumption of the Company's or a Guarantor's obligations to Holders in the case of a merger or consolidation involving the Company or such Guarantor or sale of all or substantially all of the assets of the Company or such Guarantor or the release of a Guarantor to the extent permitted under this Indenture;

          (4) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights of any such Holder under this Indenture, the Notes, the Guarantees, the Registration Rights Agreement, the Intercreditor Agreement or the Collateral Agreements;

          (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (6) to allow any Subsidiary or any other Person to guarantee the Notes;

          (7) if necessary, in connection with any addition or release of Collateral (including the release of any Collateral that consists of Excluded Assets) permitted under the terms of this Indenture, the Intercreditor Agreement or Collateral Agreements; or

          (8) to provide for the issuance of Additional Notes in accordance with the terms hereof, to the extent Indebtedness in an aggregate principal amount equal to the aggregate Accreted Value of such Additional Notes to be issued could otherwise be incurred pursuant to this Indenture, without giving effect to such amendment, modification, waiver or supplement.

          SECTION 9.02. WITH CONSENT OF HOLDERS.

          Subject to SECTION 6.07, the Company and the Guarantors and the Trustee or the Collateral Agent, as applicable, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes (subject to SECTION 2.09), may amend or supplement this Indenture, the Notes, any Collateral Agreement, the Intercreditor Agreement or the Guarantees and any other agreements and instruments entered into by any of them in connection therewith without prior notice to any other Holders. Subject to SECTION 6.07 and SECTION 2.09, the Holder

                                     - 71 -
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or Holders of a majority in aggregate principal amount at maturity of the outstanding Notes may waive compliance by the Company with any provision of this Indenture, any Collateral Agreement or the Notes and any other agreements and instruments entered into by any of them in connection therewith without prior notice to any other Holder. However, no amendment, supplement or waiver, including a waiver pursuant to SECTION 6.04, shall without the consent of each Holder of each Note affected thereby:

          (1) reduce the principal amount at maturity of Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Notes;

          (2) reduce the rate of or change or have the effect of changing the time for payment of interest or Additional Interest on any Notes;

          (3) reduce the principal of or change or have the effect of changing the fixed maturity of any Notes, or change the date on which any Notes may be subject to redemption or reduce the redemption price therefor or change the calculation of Accreted Value;

          (4) make any Notes payable in money other than that stated in the Notes;

          (5) make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of, premium, if any, interest and Additional Interest, if any, on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount at maturity of Notes to waive Defaults or Events of Default;

          (6) after the Company's obligation to purchase Notes arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate a Net Proceeds Offer with respect to any Asset Sale that has been consummated or, after such Change of Control has occurred or such Asset Sale has been consummated, modify any of the provisions or definitions with respect thereto;

          (7) modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes or any Guarantee in a manner which adversely affects the Holders;

          (8) release any Guarantor that is a Significant Subsidiary from any of its obligations under its Guarantee or this Indenture otherwise than in accordance with the terms of this Indenture;

          (9)     release all or substantially all of the Collateral; or

          (10)    make any change to SECTION 9.01 or this SECTION 9.02.

          It shall not be necessary for the consent of the Holders under this
SECTION 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment, supplement or waiver under this SECTION 9.02 becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

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          SECTION 9.03. COMPLIANCE WITH TIA.

          Every amendment, waiver or supplement of this Indenture, the Notes, the Collateral Agreements, the Intercreditor Agreement or the Guarantees shall comply with the TIA as then in effect.

          SECTION 9.04. REVOCATION AND EFFECT OF CONSENTS.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by written notice to the Trustee and the Company received before the date on which the Trustee and if such amendment, waiver or supplement relates to any Collateral Agreement or the Intercreditor Agreement, the Collateral Agent, receives an Officers' Certificate certifying that the Holders of the requisite principal amount at maturity of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver. An amendment, waiver or supplement shall become effective upon receipt by the Trustee or the Collateral Agent, as the case may be, of written consents from the Holders of the requisite percentage in principal amount at maturity of the outstanding Notes or such Officers' Certificate, whichever first occurs, and the execution thereof by the Trustee or the Collateral Agent, as the case may be.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be either (i) at least thirty (30) days prior to the first solicitation of such consent or (ii) the date of the most recent list furnished to the Trustee under SECTION 2.05. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than ninety (90) days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder unless it makes a change described in any of CLAUSES (1) through (9) of SECTION 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; PROVIDED THAT any such waiver shall not impair or affect the right of any Holder to receive payment of principal of, premium, if any, and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

          SECTION 9.05. NOTATION ON OR EXCHANGE OF NOTES.

          If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver the Note to the Trustee. The Trustee at the written direction of the Company may place an appropriate notation on the Note about the changed terms and return it to the Holder and the Trustee may place an appropriate notation on any Note thereafter authenticated. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make an appropriate notation, or issue a new Note, shall not affect the validity and effect of such amendment, supplement or waiver. Any such notation or exchange shall be made at the sole cost and expense of the Company.

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          SECTION 9.06. TRUSTEE TO SIGN AMENDMENTS, ETC.

          The Trustee or the Collateral Agent, as applicable, shall execute any amendment, supplement or waiver authorized pursuant to this ARTICLE NINE; PROVIDED THAT the Trustee or the Collateral Agent, as applicable, may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the rights, duties or immunities of the Trustee or the Collateral Agent, as applicable, under this Indenture, any Collateral Agreement or the Intercreditor Agreement. The Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Counsel and an Officers' Certificate each stating that the execution of any amendment, supplement or waiver authorized pursuant to this ARTICLE NINE is authorized or permitted by this Indenture. Such Opinion of Counsel shall not be an expense of the Trustee and shall be paid for by the Company.

          SECTION 9.07. CONFORMITY WITH TRUST INDENTURE ACT. Every supplemental indenture executed pursuant to this Article Nine shall conform to the requirements of the TIA as then in effect.

                                   ARTICLE TEN

                                    GUARANTEE

          SECTION 10.01. GUARANTEE.

          Each Guarantor hereby fully, irrevocably and unconditionally, jointly and severally, guarantees (such guarantee to be referred to herein as the "GUARANTEE"), to each of the Holders and to the Trustee and the Collateral Agent and their respective successors and assigns that (i) the principal of, premium, if any and interest on the Notes shall be promptly paid in full when due, subject to any applicable grace period, whether upon redemption pursuant to the terms of the Notes, by acceleration or otherwise, and interest on the overdue principal, if any, and interest on any interest, if any, to the extent lawful, of the Notes and all other obligations of the Company to the Holders, the Trustee and the Collateral Agent hereunder, thereunder or under any Collateral Agreement or the Intercreditor Agreement shall be promptly paid in full or performed, all in accordance with the terms hereof or thereof; and (ii) in case of any extension of time of payment or renewal of any of the Notes or of any such other obligations, the same shall be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, subject to any applicable grace period, whether at stated maturity, by acceleration or otherwise, subject, however, in the case of CLAUSES (i) and (ii) above, to the limitations set forth in SECTION 10.03. The Guarantee of each Guarantor shall rank senior in right of payment to all subordinated Indebtedness of such Guarantor and equal in right of payment with all other senior obligations of such Guarantor, including borrowings or guarantees of borrowings under the Credit Agreement. Each Guarantor hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes, this Indenture, any Collateral Agreement or the Intercreditor Agreement, the absence of any action to enforce the same, any waiver or consent by any of the Holders with respect to any provisions hereof or thereof, any release of any other Guarantor, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes, this Indenture and in this Guarantee. If any Holder or the Trustee is required by any court or otherwise to return to the Company, any Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or any Guarantor, any amount paid by the Company or any Guarantor to the Trustee, the Collateral Agent or such Holder, this Guarantee, to the extent theretofore discharged, shall be reinstated in

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full force and effect. Each Guarantor further agrees that, as between each
Guarantor, on the one hand, and the Holders, the Collateral Agent and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE SIX for the purposes of this Guarantee notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any acceleration of such obligations as provided in ARTICLE SIX, such obligations (whether or not due and payable) shall forthwith become due and payable by each Guarantor for the purpose of this Guarantee.

          SECTION 10.02. RELEASE OF A GUARANTOR.

          A Guarantor will be automatically and unconditionally released from its Guarantee (and may subsequently dissolve) without any action required on the part of the Trustee or any Holder:

          (1) if (a) all of the Capital Stock issued by such Guarantor or all or substantially all of the assets of such Guarantor are sold or otherwise disposed of (including by way of merger or consolidation) to a Person other than the Company or any of its Domestic Restricted Subsidiaries or (b) such Guarantor ceases to be a Restricted Subsidiary, and the Company otherwise complies, to the extent applicable, with the covenant described below under SECTION 4.16, or

          (2) if the Company designates such Guarantor as an Unrestricted Subsidiary in accordance with SECTION 4.10, or

          (3) if the Company exercises its Legal Defeasance option or its Covenant Defeasance option as described in SECTION 8.01, or

          (4) upon satisfaction and discharge of this Indenture as described in SECTION 8.02 or payment in full of the principal of, premium, if any, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations that are then due and payable.

          The Trustee shall promptly deliver an appropriate instrument evidencing such release upon receipt of a written request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this SECTION 10.02. Any Guarantor not so released remains liable for the full amount of its Guarantee as provided in this ARTICLE TEN.

          SECTION 10.03. LIMITATION OF GUARANTOR'S LIABILITY.

          Each Guarantor and, by its acceptance hereof, each of the Holders hereby confirms that it is the intention of all such parties that the guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any Bankruptcy Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under the Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Guarantor and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to SECTION 10.05, result in the obligations of such Guarantor under the Guarantee not constituting such fraudulent transfer or conveyance.

          SECTION 10.04. GUARANTORS MAY CONSOLIDATE, ETC., ON CERTAIN TERMS.

          Each Guarantor (other than any Guarantor whose Guarantee is to be released in accordance with the terms of the Guarantee and this Indenture in connection with any transaction

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complying with SECTION 4.16) will not, and the Company will not cause or permit any Guarantor to, consolidate with or merge with or into any Person other than the Company or any other Guarantor unless:

          (1) the entity formed by or surviving any such consolidation or merger (if other than the Guarantor) or to which such sale, lease, conveyance or other disposition shall have been made is a corporation or limited liability company organized and existing under the laws of the United States or any State thereof or the District of Columbia;

          (2) such entity assumes (a) by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, all of the obligations of the Guarantor under this Indenture and its Guarantee and (b) by amendment, supplement or other instrument (in form and substance satisfactory to the Trustee and the Collateral Agent) executed and delivered to the Trustee and the Collateral Agent, all obligations of the Guarantor under the Collateral Agreements to which such Guarantor is a party and, to the extent applicable, the Intercreditor Agreement, and in connection therewith shall cause such instruments to be filed and recorded in such jurisdictions and take such other actions as may be required by applicable law to perfect or continue the perfection of the Lien created under the Collateral Agreements on the Collateral owned by or transferred to the surviving entity;

          (3) immediately after giving effect to such transaction, no Default or Event of Default (including any Default or Event of Default relating to Section 4.14) shall have occurred and be continuing; and

          (4) immediately after giving effect to such transaction and the use of any net proceeds therefrom on a pro forma basis, the Company could satisfy the provisions of SECTION 5.01(2).

          Any merger or consolidation of a Guarantor with an Affiliate organized solely for the purpose of reincorporating such Guarantor in another jurisdiction in the United States or any state thereof or the District of Columbia or changing the legal form of such Guarantor need only comply with clause (2) above.

          SECTION 10.05. CONTRIBUTION.

          In order to provide for just and equitable contribution among the Guarantors, the Guarantors agree, inter se, that each Guarantor that makes a payment or distribution under a Guarantee shall be entitled to a PRO RATA contribution from each other Guarantor hereunder based on the net assets of each other Guarantor. The preceding sentence shall in no way affect the rights of the Holders of Notes to the benefits of this Indenture, the Notes or the Guarantees.

          SECTION 10.06. WAIVER OF SUBROGATION.

          Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          SECTION 10.07. EVIDENCE OF GUARANTEE.

          To evidence their guarantees to the Holders set forth in this ARTICLE TEN, each of the Guarantors hereby agrees to execute the notation of Guarantee in substantially the form included in the Notes attached as EXHIBITS A and B. Each such notation of Guarantee shall be signed on behalf of each Guarantor by an Officer or an assistant Secretary. An Officer (who shall, in each case, have been duly

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authorized by all requisite corporate actions) of the Guarantors shall execute the Guarantees by manual or facsimile signature.

          If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time the Trustee authenticates such Note, such Note shall nevertheless be valid.

          Each Guarantor hereby agrees that its Guarantee set forth in SECTION
10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Guarantee.

          If an Officer or assistant Secretary whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Guarantee is endorsed, the Guarantee shall be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantors.

          SECTION 10.08. WAIVER OF STAY, EXTENSION OR USURY LAWS.

          Each Guarantor covenants to the extent permitted by law that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive such Guarantor from performing its Guarantee as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Guarantee; and each Guarantor hereby expressly waives to the extent permitted by law all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                 ARTICLE ELEVEN

                                  MISCELLANEOUS

          SECTION 11.01. TRUST INDENTURE ACT CONTROLS.

          If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control. Any provision of the TIA which is required to be included in a qualified Indenture, but not expressly included herein, shall be deemed to be included by this reference.

          SECTION 11.02. NOTICES.

          Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          if to the Company:

          Morton's Restaurant Group, Inc.
          3333 New Hyde Park Road
          New Hyde Park, New York 11042

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          Attention: Thomas J. Baldwin
          Facsimile Number: (516) 627-1898

          if to the Trustee:

          The Bank of New York
          101 Barclay Street, Floor 8 West
          New York, New York 10286
          Attn: Corporate Trust Administration
          Facsimile Number: (212) 815-5704

          if to the Collateral Agent:

          The Bank of New York
          101 Barclay Street, Floor 8 West
          New York, New York 10286
          Attn: Corporate Trust Administration
          Facsimile Number: (212) 815-5704

          Each of the Company and the Trustee by written notice to each other may designate additional or different addresses for notices to such Person. Any notice or communication to the Company or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address or a notice sent by mail to the Trustee shall not be deemed to have been given until actually received by the addressee).

          Any notice or communication mailed to a Holder shall be mailed to such Holder by first class mail or other equivalent means at such Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given to such Holder if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 11.03. COMMUNICATIONS BY HOLDERS WITH OTHER HOLDERS.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture, any Collateral Agreement, any Guarantee or the Notes. The Company, the Trustee, the Collateral Agent, the Registrar and any other Person shall have the protection of TIA
Section 312(c).

          SECTION 11.04. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

          Upon any request or application by the Company or any Guarantor to the Trustee to take any action under this Indenture or any Collateral Agreement, the Company shall furnish to the Trustee upon request:

          (1) an Officers' Certificate, in form and substance reasonably satisfactory to the Trustee, stating that, in the opinion of the signers, all conditions precedent to be performed by the

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     Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with; and

          (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent to be performed by the Company or the applicable Guarantor (as the case may be), if any, provided for in this Indenture or any Collateral Agreement relating to the proposed action have been complied with.

          SECTION 11.05. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture or any Collateral Agreement, other than the Officers' Certificate required by SECTION 4.06, shall include:

          (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is reasonably necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with.

          SECTION 11.06. RULES BY TRUSTEE, PAYING AGENT, REGISTRAR.

          The Trustee may make reasonable rules in accordance with the Trustee's customary practices for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

          SECTION 11.07. LEGAL HOLIDAYS.

          A "LEGAL HOLIDAY" used with respect to a particular place of payment is a Saturday, a Sunday or a day on which banking institutions in New York, New York or at such place of payment are not required to be open. If a payment date is a Legal Holiday at such place, payment may be made at such place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          SECTION 11.08. GOVERNING LAW.

          THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE.

          SECTION 11.09. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

          SECTION 11.10. NO RECOURSE AGAINST OTHERS.

          A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or the Guarantors under the Notes, the Guarantees, the Collateral Agreements or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting a Note, waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

          SECTION 11.11. SUCCESSORS.

          All agreements of the Company and the Guarantors in this Indenture, the Notes, and the Guarantees shall bind their successors. All agreements of the Trustee and the Collateral Agent in this Indenture shall bind their successors.

          SECTION 11.12. DUPLICATE ORIGINALS.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

          SECTION 11.13. SEVERABILITY.

          In case any one or more of the provisions in this Indenture, the Notes or in the Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

          SECTION 11.14. WAIVER OF JURY TRIAL.

          EACH OF THE PARTIES HERETO AND THE HOLDERS (BY THEIR ACCEPTANCE OF A
NOTE) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS INDENTURE, THE NOTES, THE GUARANTEES, THE COLLATERAL AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THIS INDENTURE.

                                 ARTICLE TWELVE

                            AGREEMENT TO SUBORDINATE
                          SECURITY INTERESTS; SECURITY

          SECTION 12.01. GRANT OF SECURITY INTEREST.

          (a) To secure the due and punctual payment of the principal of, premium, if any, and interest on the Notes and amounts due hereunder and under the Guarantees when and as the same shall be due and payable, whether on an Interest Payment Date, by acceleration, purchase, repurchase, redemption or otherwise, and interest on the overdue principal of, premium, if any, and interest (to the extent permitted by law), if any, on the Notes and the performance of all other Obligations of the Company and the Guarantors to the Holders, the Collateral Agent or the Trustee under this Indenture, the Collateral Agreements, the Guarantees and the Notes, the Company and the Guarantors hereby covenant to cause the Collateral Agreements to be executed and delivered concurrently with this Indenture. Subject to the Intercreditor Agreement, the Collateral Agreements shall provide for the grant by the Company and Guarantors party thereto to the Collateral Agent of security interests in the Collateral. Notwithstanding anything to the contrary herein, no Collateral shall consist of any Excluded Assets.

          (b) The Trustee and each Holder, by its acceptance of a Note, consents and agrees to the terms of each Collateral Agreement and the Intercreditor Agreement, as the same may be in effect or may be amended from time to time in accordance with their respective terms, and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and the Intercreditor Agreement and to perform its obligations and exercise its rights thereunder in accordance therewith. The Company shall, and shall cause each Guarantor to, do or cause to be done, at its sole cost and expense, all such actions and things as may be necessary or as may be required by the provisions of the Collateral Agreements to (i) create Liens pursuant to one or more Collateral Agreements on their respective properties (other than Excluded Assets) in favor of the Collateral Agent for the benefit of itself, the Trustee and the Holders or (ii) more fully or accurately describe the property intended to be Collateral or the obligations intended to be secured by the Collateral Agreements.

          SECTION 12.02. INTERCREDITOR AGREEMENT.

          This ARTICLE 12 of this Indenture is subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. The Trustee and each Holder of a Note, by its acceptance thereof, is deemed to have authorized and instructed the Collateral Agent to enter into the Intercreditor Agreement on its behalf.

          SECTION 12.03. RECORDING AND OPINIONS.

          (a) The Company shall, and shall cause each Guarantor to, at its sole cost and expense, take all such actions as may be required under applicable law to perfect the Liens created by the Collateral Agreements on a first priority basis, subject to Permitted Liens, including (i) the filing of financing statements and continuation statements relating to the Company or any Domestic Restricted Subsidiary, (ii) the recordation and filing of Mortgages and fixture filings related thereto and (iii) the delivery of the certificates evidencing Collateral pledged under any Collateral Agreement.

          (b) The Company shall furnish to the Trustee and the Collateral Agent (if other than the Trustee), on or within one month of July 15 of each year, commencing July 15, 2004, an Opinion of Counsel either (i) stating that, in the opinion of such counsel, all action necessary to perfect the security interests created by the Collateral Agreements and reciting the details of such action or referring to prior

Opinions of Counsel in which such details are given have been taken or (ii) stating that, in the Opinion of such Counsel, no such action is necessary to perfect any security interest created under any of the Collateral Agreements.

          SECTION 12.04. RELEASE OF COLLATERAL.

          (a) The Collateral Agent shall not at any time release Collateral from the security interests created by the Collateral Agreements unless such release is in accordance with the provisions of this Indenture and the applicable Collateral Agreements.

          (b) At any time when a Default or an Event of Default shall have occurred and be continuing, no release of Collateral pursuant to the provisions of this Indenture and the Collateral Agreements shall be effective as against the Holders, except (i) if such release relates to Collateral that is the subject of an Asset Sale and consists of a Premises that was the subject of a mortgage constituting a Permitted Lien under clause (14) of the definition thereof and is immediately prior to such Asset Sale the subject of a Mortgage, such release shall be effective as against the Holders unless a Default or Event of Default of the type described in SECTION 6.01(1) (to the extent consisting of the failure to pay the premium, if any, interest and Additional Interest, if any, on any Note), 6.01(2) or 6.01(6) shall have occurred and be continuing on the date of such Asset Sale or would result from such release and (ii) as otherwise provided in the Intercreditor Agreement.

          (c) The release of any Collateral from the terms of the Collateral Agreements shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Collateral Agreements or pursuant to the Intercreditor Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property from the security interests created by this Indenture and the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected by the Company and approved by the Trustee in the exercise of reasonable care. A Person is "independent" if such Person (a) is in fact independent, (b) does not have any direct financial interest or any material indirect financial interest in the Company or in any Affiliate of the Company and (c) is not an officer, employee, promoter, underwriter, trustee, partner or director or person performing similar functions to any of the foregoing for the Company. The Trustee and the Collateral Agent shall be entitled to receive and rely conclusively upon a certificate provided by any such Person confirming that such Person is independent within the foregoing definition.

          (d) Notwithstanding any provision to the contrary herein, Collateral comprised of accounts receivable, inventory or (prior to the occurrence and during the continuance of an Event of Default) the proceeds of the foregoing shall be subject to release upon sales of such inventory and collection of the proceeds of such accounts receivable in the ordinary course of business. If requested in writing by the Company, the Trustee shall instruct the Collateral Agent to execute and deliver such documents, instruments or statements and to take such other action as the Company may request to evidence or confirm that the Collateral falling under this SECTION 12.04 has been released from the Liens of each of the Collateral Agreements. The Collateral Agent shall execute and deliver such documents, instruments and statements and shall take all such actions promptly upon receipt of such instructions from the Trustee.

          SECTION 12.05.  SPECIFIED RELEASES OF COLLATERAL.

          (a) The Company and the Guarantors shall be entitled to obtain a full release of items of Collateral (the "RELEASED INTERESTS") from the security interests created by the Collateral Agreements upon compliance with the conditions precedent set forth in SECTION 4.16, 8.01 or 8.02, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement. So long as no Default or Event of Default exists, upon the written request of the Company or any Guarantor and the furnishing of each of the items required by
SECTION 12.05(b), the Collateral Agent upon the direction of the Trustee (or the Trustee if acting as Collateral Agent) shall forthwith take such action (at the written request of and the expense of the Company or such Guarantor, without recourse or warranty and without any representation of any kind), including the delivery of appropriate UCC-3 termination statements, to release and reconvey to the Company or such Guarantor all of the Released Interests, and shall deliver such Released Interests in its possession to the Company or such Guarantor.

          (b) The Company and the Guarantors shall be entitled to obtain a release of, and the Collateral Agent shall release, the Released Interests upon compliance with the condition precedent that the Company or such Guarantor shall have satisfied all applicable conditions precedent to any such release set forth in this Indenture, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement as set forth in an Officers' Certificate and an Opinion of Counsel delivered to the Trustee and the Collateral Agent and shall have delivered to the Trustee and the Collateral Agent the following, as applicable:

          (i) in connection with a release of Collateral resulting from an Asset Sale under SECTION 4.16 or other asset sale permitted hereunder, notice from the Company requesting the release of Released Interests: (A) describing the proposed Released Interests; (B) specifying the estimated value of such Released Interests on a date within sixty (60) days of such notice (the "VALUATION DATE"); (C) stating that the purchase price received is at least equal to the fair market value of the Released Interests; (D) stating that the release of such Released Interests, taking into account any concurrent replacement of such assets, would not be expected to interfere in any material respect with the Collateral Agent's ability to realize the value of the remaining Collateral and shall not impair in any material respect the maintenance and operation of the remaining Collateral; and (E) certifying that such Asset Sale or other asset sale complies with the terms and conditions of this Indenture with respect thereto, the applicable Collateral Agreements and to the extent applicable, the Intercreditor Agreement with respect thereto;

          (ii) in connection with a release of Collateral resulting from an Asset Sale under SECTION 4.16 or other asset sale permitted hereunder, an Officers' Certificate of the Company stating that (A) such Asset Sale or other asset sale covers only the Released Interests and complies with the terms and conditions of this Indenture; (B) there is no Default or Event of Default in effect or continuing on the date thereof, the Valuation Date or the date of such Asset Sale or other asset sale; (C) the release of the Collateral shall not result in a Default or Event of Default under this Indenture; and (D) all conditions precedent in this Indenture relating to the release in question have been or shall be complied with; PROVIDED that, if the asset that is the subject of such Asset Sale consists of a Premises that was the subject of a mortgage constituting a Permitted Lien under clause (14) of the definition thereof and is immediately prior to such Asset Sale the subject of a Mortgage, such Officers' Certificate shall state in lieu of the statements described in CLAUSES (B) and (C) above that there is no Default or Event of Default of the type described in SECTION 6.01(1) (to the extent consisting of the failure to pay the premium, if any, interest and Additional Interest, if any, on any Note), 6.01(2) or 6.01(6) in effect or continuing on the date thereof or the date of such Asset Sale or would result from the release of such Released Interest; and

          (iii) all additional certificates, opinions and other documentation required by the TIA or this Indenture, if any.

          Notwithstanding any other provision of this Section 12.05, if the Company or any Domestic Restricted Subsidiary engages in any direct or indirect sale, issuance, conveyance, transfer, lease, assignment or other transfer for value of any Collateral of the type described in clause (a), (c), (d), (e), (f),
(g), (h), (i), (j), (k) or (l) of the proviso to the definition of the term "Asset Sale," the Liens of the Collateral Agent on such Collateral shall automatically terminate and be released without any action by the Collateral Agent, and the Collateral Agent shall, at the sole cost and expense of the Company or such Domestic Restricted Subsidiary, execute and deliver to the Company or such Domestic Restricted Subsidiary such documents, without any representation, warranty or recourse of any kind whatsoever, as the Company or such Domestic Restricted Subsidiary shall reasonably request to effect or evidence such termination.

          SECTION 12.06. RELEASE UPON SATISFACTION OR DEFEASANCE OF ALL OUTSTANDING OBLIGATIONS.

          The Liens on, and pledges of, all Collateral will also be terminated and released upon (i) payment in full of the principal of, premium, if any, on, accrued and unpaid interest and Additional Interest, if any, on the Notes and all other Obligations hereunder, the Guarantees and the Collateral Agreements that are due and payable at or prior to the time such principal, premium, if any, accrued and unpaid interest and Additional Interest, if any, are paid, (ii) a satisfaction and discharge of this Indenture as described below under SECTION
8.02 and (iii) the occurrence of a Legal Defeasance or Covenant Defeasance as described below under SECTION 8.01.

          SECTION 12.07. FORM AND SUFFICIENCY OF RELEASE.

          In the event that the Company or any Guarantor has sold, exchanged, or otherwise disposed of or proposes to sell, exchange or otherwise dispose of any portion of the Collateral that may be sold, exchanged or otherwise disposed of by the Company or such Guarantor, and the Company or such Guarantor requests in writing the Trustee or the Collateral Agent to furnish a written disclaimer, release or quit-claim of any interest in such property under this Indenture and the Collateral Agreements, the Collateral Agent and the Trustee, as applicable, shall execute, acknowledge and deliver to the Company or such Guarantor (in proper form) such an instrument promptly after satisfaction of the conditions set forth herein for delivery of any such release. Notwithstanding the preceding sentence, all purchasers and grantees of any property or rights purporting to be released herefrom shall be entitled to rely upon any release executed by the Collateral Agent hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture or of the Collateral Agreements.

          SECTION 12.08. PURCHASER PROTECTED.

          No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or the Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Company be under any obligation to ascertain or inquire into the authority of the Company to make such sale or other disposition.

          SECTION 12.09. AUTHORIZATION OF ACTIONS TO BE TAKEN BY THE COLLATERAL AGENT UNDER THE COLLATERAL AGREEMENTS.

          Subject to the provisions of the applicable Collateral Agreements and the Intercreditor Agreement, the Trustee and each Holder, by acceptance of its Note(s), agrees that (a) the Collateral Agent shall execute and deliver the Collateral Agreements and the Intercreditor Agreement and act in accordance with the terms thereof, (b) the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Collateral Agreements and (ii) collect and receive any and all amounts payable in respect of the Obligations of the Company and the Guarantors hereunder and under the Notes, the Guarantees, the Collateral Agreements and the Intercreditor Agreement and (c) the Collateral Agent shall have power to institute and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any act that may be unlawful or in violation of the Collateral Agreements or this Indenture, and suits and proceedings as the Collateral Agent may deem expedient to preserve or protect its interests and the interests of the Trustee and the Holders in the Collateral (including the power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid if the enforcement of, or compliance with, such enactment, rule or order would impair the security interest thereunder or be prejudicial to the interests of the Holders, the Trustee or the Collateral Agent). Notwithstanding the foregoing, the Collateral Agent may request the direction of the Holders with respect to any such actions and upon receipt of the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the outstanding Notes, shall take such actions; PROVIDED THAT all actions so taken shall, at all times, be in conformity with the requirements of the Intercreditor Agreement.

          SECTION 12.10. AUTHORIZATION OF RECEIPT OF FUNDS BY THE COLLATERAL AGENT UNDER THE COLLATERAL AGREEMENTS.

          The Collateral Agent is authorized to receive any funds for the benefit of itself, the Trustee and the Holders distributed under the Collateral Agreements and the Intercreditor Agreement to the extent permitted under the Intercreditor Agreement, for turnover to the Trustee to make further distributions of such funds to itself, the Collateral Agent and the Holders in accordance with the provisions of SECTION 6.10 and the other provisions of this Indenture.

                                   SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the date first written above.


                                      By:  /s/Thomas Baldwin
                                           -----------------
                                           Name:   Thomas J. Baldwin
                                           Title:  Executive Vice President and
                                                   Chief Financial Officer

                                      THE BANK OF NEW YORK, as Trustee

                                      By:  /s/Julie Salovitch-Miller
                                           -------------------------
                                           Name: Julie Salovitch-Miller
                                           Title: Vice President

                                      THE BANK OF NEW YORK, as Collateral
                                      Agent

                                      By:  /s/Julie Salovitch-Miller
                                           -------------------------
                                           Name: Julie Salovitch-Miller
                                           Title: Vice President


PORTERHOUSE, INC., a Delaware corporation

MORTON'S OF CHICAGO, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/ADDISON, INC., a
Delaware corporation

MORTON'S OF CHICAGO/ATLANTA, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/ BALTIMORE,
INC., a Delaware corporation

MORTON'S RESTAURANT GROUP, INC., a
Delaware corporation

MORTON'S OF CHICAGO/BOCA
RATON, INC., a Delaware corporation

MORTON'S OF CHICAGO/ BUCKHEAD,
INC., a Delaware corporation

MORTON'S OF CHICAGO/ CHICAGO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/
CINCINNATI, INC., a Delaware corporation

                                      By:  /s/ Thomas Baldwin
                                         -------------------------------------
                                         Name:  Thomas J. Baldwin
                                         Title: Executive Vice President and
                                                Chief Financial Officer of the
                                                above corporations

MORTON'S OF CHICAGO/CLAYTON, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/CLEVELAND,
INC., an Illinois corporation

MORTON'S OF CHICAGO/COLUMBUS
INC., a Delaware corporation

MORTON'S OF CHICAGO/DALLAS, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/DENVER, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/DETROIT, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/FIFTH AVENUE,
INC., a Delaware corporation

MORTON'S OF CHICAGO/FLAMINGO
ROAD CORP., a Delaware corporation

MORTON'S OF CHICAGO/HOUSTON, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/MIAMI, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/MINNEAPOLIS, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/NASHVILLE,
INC., a Delaware corporation

MORTON'S OF CHICAGO/NORTH MIAMI
BEACH, INC., a Delaware corporation

MORTON'S OF CHICAGO/ORLANDO, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/PALM BEACH
INC., a Delaware corporation

MORTON'S OF CHICAGO/PALM DESERT,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PHILADELPHIA,
INC., an Illinois corporation

MORTON'S OF CHICAGO/PHOENIX, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/
PITTSBURGH, INC., a Delaware corporation

MORTON'S OF CHICAGO/PORTLAND,
INC., a Delaware corporation

MORTON'S OF CHICAGO/PUERTO RICO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/ROSEMONT,
INC., an Illinois corporation

MORTON'S OF CHICAGO/SACRAMENTO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN ANTONIO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN DIEGO,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SAN
FRANCISCO, INC., a Delaware corporation

MORTON'S OF CHICAGO/SANTA ANA,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SCOTTSDALE,
INC., a Delaware corporation

MORTON'S OF CHICAGO/SEATTLE, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/VIRGINIA, INC.,
an Illinois corporation

MORTON'S OF CHICAGO/WASHINGTON
D.C. INC., a Delaware corporation

MORTON'S OF CHICAGO/WASHINGTON
SQUARE, INC., a Delaware corporation

MORTON'S OF CHICAGO/WESTBROOK,
INC., an Illinois corporation


                                By:  /s/Thomas J. Baldwin
                                     -------------------------------------------
                                     Name:   Thomas J. Baldwin
                                     Title:  Executive Vice President and Chief
                                             Financial Officer of the above
                                             corporations and limited liability
                                             companies

PORTERHOUSE OF LOS ANGELES, INC.,
a Delaware corporation

MORTON'S OF CHICAGO HOLDING, INC.,
a Delaware corporation

MORTON'S OF CHICAGO/BOSTON LLC,
a Delaware limited liability company

ARNIE MORTON'S OF CHICAGO/
BURBANK LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/CHARLOTTE
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/CRYSTAL CITY
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/DENVER
CRESCENT TOWN CENTER, LLC,
a Delaware limited liability company

ARNIE MORTON'S OF CHICAGO/
FIGUEROA LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/GREAT NECK
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HACKENSACK
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/HARTFORD LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/HONOLULU
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/INDIANAPOLIS
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/JACKSONVILLE
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/KANSAS CITY
LLC, a Delaware limited liability company

MOCGC CORP., a Virginia corporation

MORTON'S OF CHICAGO/KING OF
PRUSSIA LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/LOUISVILLE
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/NEW ORLEANS
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/PITTSBURGH
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/RESTON LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/RICHMOND
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/SCHAUMBURG
LLC, a Delaware limited liability company

MORTON'S OF CHICAGO/STAMFORD LLC,
a Delaware limited liability company

MORTON'S OF CHICAGO/WHITE PLAINS
LLC, a Delaware limited liability company

ITALIAN RESTAURANTS HOLDING CORP.,
a Delaware corporation

BERTOLINI'S RESTAURANTS, INC.,
a Delaware corporation

BERTOLINI'S OF CIRCLE CENTRE, INC.,
a Delaware corporation

BERTOLINI'S/KING OF PRUSSIA, INC.,
a Delaware corporation

BERTOLINI'S OF LAS VEGAS, INC.,
a Delaware corporation

BERTOLINI'S AT VILLAGE SQUARE, INC.,
a Delaware corporation


                                  By: /s/Thomas J. Baldwin
                                      ------------------------------------------
                                      Name:   Thomas J. Baldwin
                                      Title:  Executive Vice President and Chief
                                              Financial Officer of the above
                                              corporations and limited liability
                                              companies

ADDISON STEAKHOUSE, INC.,
a Texas Corporation

CHICAGO STEAKHOUSE, INC.,
a Texas corporation

HOUSTON STEAKHOUSE, INC.,
a Texas corporation

SAN ANTONIO STEAKHOUSE, INC.,
a Texas corporation


                                   By:  /s/Darryl G. Steadman
                                        --------------------------------
                                        Name:   Darryl G. Steadman
                                        Title:  Executive Vice President

                                                                       EXHIBIT A

                                 [FORM OF NOTE]

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PURCHASER AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT, AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH MORTON'S RESTAURANT GROUP, INC. OR ANY AFFILIATE OF MORTON'S RESTAURANT GROUP, INC. WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO MORTON'S RESTAURANT GROUP, INC. OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PURCHASERS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (D) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH AS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO MORTON'S RESTAURANT GROUP, INC.'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE
(C), (D) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY SHALL BE COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

                         MORTON'S RESTAURANT GROUP, INC.

                      7 1/2% SENIOR SECURED NOTES DUE 2010

CUSIP No.
No.                                                                      $

     Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on July 1, 2010, and to pay interest thereon as hereinafter set forth.

     This Note has been issued with original issue discount ("OID") for United States federal income tax purposes. For each $1,000.00 of principal amount of this Note, the issue price is $850.00 and the amount of OID is $150.00. The issue date of this Note is July 7, 2003 and the yield to maturity is 10.593%.

          Interest Rate:  7 1/2%

          Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on January 1 and July 1 of each year, beginning on January 1, 2004.

          Record Dates:  June 15 and December 15.

          Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                         MORTON'S RESTAURANT GROUP, INC.


                                         By:
                                            ------------------------------------
                                            Name:
                                            Title:

Dated:  July 7, 2003

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

          This is one of the 7 1/2% Senior Secured Notes due 2010 referred to in the within-mentioned Indenture.


                                         THE BANK OF NEW YORK, as Trustee


Dated:  July 7, 2003                     By:
                                            ------------------------------------
                                             Authorized Signatory

                              (REVERSE OF SECURITY)

                       7 1/2% SENIOR SECURED NOTE DUE 2010

          1. INTEREST. Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

          4. INDENTURE. The Notes and the Guarantees were issued under an Indenture, dated as of July 7, 2003 (the "INDENTURE"), among the Company, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.      REDEMPTION.

          (a) OPTIONAL REDEMPTION ON OR AFTER JULY 1, 2007. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after July 1, 2007, at the following Redemption Prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, accrued and unpaid interest and Additional Interest, if any, thereon to the Redemption Date:

          Year                                                 Percentage
          ----                                                 ----------
          2007...............................................     105.297%
          2008...............................................     102.648%

          2009 and thereafter................................     100.000%

          (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time, or from time to time, prior to July 1, 2006, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the aggregate principal amount at maturity of the Notes originally issued under the Indenture at a Redemption Price equal to 110.593% of the Accreted Value thereof, plus accrued and unpaid interest and Additional Interest thereon, if any, to the Redemption Date. In order to effect the foregoing redemption with the proceeds of any Equity Offering, at least 65% of the aggregate principal amount at maturity of the Notes originally issued in the Offering remains outstanding immediately after such Redemption Date.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; PROVIDED that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and PROVIDED, FURTHER, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest and Additional Interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest and Additional Interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

          7. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control and after certain Asset Sales and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. REGISTRATION RIGHTS. Pursuant to the Registration Rights Agreement among the Company, the Subsidiary Guarantors and the Holders of the Initial Notes, the Company will be obligated to consummate an exchange offer. Upon such exchange offering, the Holders of Notes shall have the right, subject to compliance with securities laws, to exchange such Notes for 7 1/2% Senior Secured Notes due 2010, which have been registered under the Securities Act (the "EXCHANGE NOTES"), in like principal amount and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes shall be entitled to receive certain additional interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

          9. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The

Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

          11. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          12. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

          13. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          14. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          15. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

          16. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          17. TRUSTEE DEALINGS WITH COMPANY. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          18. NO RECOURSE AGAINST OTHERS. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Subsidiary Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          19. GUARANTEES. Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.

          20. INTERCREDITOR AGREEMENT. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Subsidiary Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

          21. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          22. GOVERNING LAW. The laws of the State of New York shall govern this Note, the Guarantees, the Collateral Agreements and the Indenture, without regard to principles of conflict of laws.

          23. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST
(= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Morton's Restaurant Group, Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042,
Attn: Chief Financial Officer.

                                FORM OF GUARANTEE

          Each of the undersigned and their respective successors under the Indenture (collectively, the "SUBSIDIARY GUARANTORS") has jointly and severally with each of the other Subsidiary Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of July 7, 2003, by and among the Company, the Subsidiary Guarantors and The Bank of New York as Trustee and Collateral Agent (the "INDENTURE"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Morton's Restaurant Group, Inc. (the "COMPANY") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                         [NAME OF SUBSIDIARY GUARANTORS]


                                         By:
                                            ------------------------------------
                                             Name:
                                             Title:

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

________________________________________________________________________________


________________________________________________________________________________
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                   Signed:
      ----------------------------              --------------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee:
                    -----------------------------

          In connection with any transfer of this Note occurring prior to the date which is the earlier of (i) the date of the declaration by the SEC of the effectiveness of a registration statement under the Securities Act of 1933, as amended (the "SECURITIES ACT"), covering resales of this Note (which effectiveness shall not have been suspended or terminated at the date of the transfer) and (ii) July 7, 2005, the undersigned confirms that it has not utilized any general solicitation or general advertising in connection with the transfer and that this Note is being transferred:

                                   [CHECK ONE]

                  (1)     to the Company or a subsidiary thereof; or

                  (2) pursuant to and in compliance with Rule 144A under the Securities Act; or

                  (3) to an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) that has furnished to the Trustee a signed letter containing certain representations and agreements (the form of which letter can be obtained from the Trustee); or

                  (4) outside the United States to a person other than a "U.S. person" in compliance with Rule 904 of Regulation S under the Securities Act; or

                  (5) pursuant to the exemption from registration provided by Rule 144 under the Securities Act; or

                  (6) pursuant to an effective registration statement under the Securities Act.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; PROVIDED that if box (3), (4) or (5) is checked, the Company or the Trustee may require, prior to registering any such transfer of the

Notes, in its sole discretion, such legal opinions, certifications (including an investment letter in the case of box (3) or (4)) and other information as the Trustee or the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

          If none of the foregoing boxes is checked, the Trustee or Registrar shall not be obligated to register this Note in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.15 of the Indenture shall have been satisfied.

Dated:                                   Signed:
      ----------------------------              --------------------------------
                                                 (Sign exactly as your name
                                                 appears on the other side of
                                                 this Note)

Signature Guarantee:
                    -----------------------------

              TO BE COMPLETED BY PURCHASER IF (2) ABOVE IS CHECKED

          The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:
      --------------------------------------------------------------------------
                                  NOTICE: To be executed by an executive officer

                      [OPTION OF HOLDER TO ELECT PURCHASE]

                  If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

                          Section 4.15  [    ]

                          Section 4.16  [    ]

                  If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$
 --------------------------------


Dated:
      --------------------               ---------------------------------------
                                         NOTICE:  The signature on this
                                                  assignment must correspond
                                                  with the name as it appears
                                                  upon the face of the within
                                                  Note in every particular
                                                  without alteration or
                                                  enlargement or any change
                                                  whatsoever and be guaranteed
                                                  by the endorser's bank or
                                                  broker.

                                              Signature Guarantee:
                                                                  --------------

                                                                       EXHIBIT B

                             [FORM OF EXCHANGE NOTE]

                         MORTON'S RESTAURANT GROUP, INC.

                      7 1/2% SENIOR SECURED NOTES DUE 2010

CUSIP No.
No.                                                             $

             Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY," which term includes any successor entity), for value received promises to pay to ___________________ or registered assigns the principal sum of _______________ Dollars (or such principal amount as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture) on July 1, 2010, and to pay interest thereon as hereinafter set forth.

             Interest Rate: 7 1/2%

             Interest Payment Dates: Interest will be payable semi-annually in cash in arrears on January 1 and July 1 of each year, beginning on January 1, 2004.

             Record Dates: June 15 and December 15.

             Reference is made to the further provisions of this Note contained on the reverse side of this Note, which will for all purposes have the same effect as if set forth at this place.

             IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officer.

                                          MORTON'S RESTAURANT GROUP, INC.


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:


Dated:  July 7, 2003

                      TRUSTEE CERTIFICATE OF AUTHENTICATION

             This is one of the 7 1/2% Senior Secured Notes due 2010 referred to in the within-mentioned Indenture.



                                          THE BANK OF NEW YORK, as Trustee


Dated:  July 7, 2003                      By:
                                             -----------------------------------
                                             Authorized Signatory

                              (REVERSE OF SECURITY)

                       7 1/2% SENIOR SECURED NOTE DUE 2010


          1. INTEREST. Morton's Restaurant Group, Inc., a Delaware corporation (the "COMPANY"), promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Note will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from and including the date of issuance. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing January 1, 2004. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on the Record Date immediately preceding the Interest Payment Date even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date, and on or before such Interest Payment Date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company shall pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. LEGAL TENDER"). However, the Company may pay principal and interest by check payable in such U.S. Legal Tender. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

          3. PAYING AGENT AND REGISTRAR. Initially, The Bank of New York (the "TRUSTEE") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company may act as Paying Agent or Registrar.

          4. INDENTURE. The Notes and the Guarantees were issued under an Indenture, dated as of July 7, 2003 (the "INDENTURE"), among the Company, the Subsidiary Guarantors named therein and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders of Notes are referred to the Indenture and the TIA for a statement of such terms. The Notes are senior secured obligations of the Company. Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

          5.   REDEMPTION.

          (a) OPTIONAL REDEMPTION ON OR AFTER JULY 1, 2007. The Notes will be redeemable at the option of the Company, in whole or in part at any time or from time to time, on and after July 1, 2007, at the following Redemption Prices (expressed as percentages of the Accreted Value thereof) if redeemed during the twelve-month period commencing on July 1 of the year set forth below, plus, in each case, and accrued and unpaid interest thereon, if any, to the Redemption Date:

         Year                                                      Percentage
         ----                                                      ----------
         2007...............................................         105.297%
         2008 ..............................................         102.648%
         2009 and thereafter................................         100.000%

          (b) OPTIONAL REDEMPTION UPON EQUITY OFFERINGS. At any time, or from time to time, prior to July 1, 2006, the Company may, at its option, use an amount equal to the net cash proceeds of one or more Equity Offerings to redeem up to 35% of the principal amount at maturity of the Notes originally issued under the Indenture at a Redemption Price equal to 110.593% of the Accreted Value thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date. In order to effect the foregoing redemption with the proceeds of any Equity Offering, at least 65% of the principal amount at maturity of the Notes must remain outstanding immediately after such Redemption Date.

          6. NOTICE OF REDEMPTION. Notice of redemption will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address. If fewer than all of the Notes are to be redeemed, at any time, selection of Notes for redemption will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or, if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee deems to be fair and appropriate; PROVIDED that no partial redemption will reduce the principal amount of a Note not redeemed to a denomination of less than $1,000; and PROVIDED, FURTHER, that any such partial redemption made with the proceeds of an Equity Offering will be made only on a pro rata basis or on as nearly a pro rata basis as practicable (subject to the procedures of the DTC or any other depository) unless such method is otherwise prohibited. Notes in denominations of $1,000 or more may be redeemed in part.

          Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such redemption date sufficient to pay such redemption price plus accrued and unpaid interest, if any, the Notes called for redemption will cease to bear interest from and after such redemption date, and the only remaining right of the Holders of such Notes will be to receive payment of the redemption price plus accrued and unpaid interest, if any, as of the redemption date upon surrender to the Paying Agent of the Notes redeemed.

          7. OFFERS TO PURCHASE. Sections 4.15 and 4.16 of the Indenture provide that upon the occurrence of a Change of Control, after certain Asset Sales and in connection with an Excess Cash Flow Offer and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

          8. DENOMINATIONS; TRANSFER; EXCHANGE. The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof. A Holder shall register the transfer of or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes, fees or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

          9. PERSONS DEEMED OWNERS. The registered Holder of a Note shall be treated as the owner of it and the Notes of which it is composed for all purposes.

          10. UNCLAIMED MONEY. If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent may pay the money without interest thereon back to the Company. After that, all liability of the Trustee and such Paying Agent with respect to such money shall cease.

          11. DISCHARGE PRIOR TO REDEMPTION OR MATURITY. If the Company at any time deposits with the Trustee U.S. Legal Tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or Maturity and complies with the other provisions of the Indenture relating thereto, the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, except for the rights of Holders to receive payments in respect of the principal of, and premium, if any, interest and Additional Interest, if any, on the Notes when such payments are due from the deposits referred to above.

          12. AMENDMENT; SUPPLEMENT; WAIVER. Subject to certain exceptions, the Indenture, the Notes or the Guarantees may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount at maturity of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding. Without consent of any Holder, the parties thereto may amend or supplement the Indenture, the Notes or the Guarantees to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, comply with the TIA, or comply with Article Five of the Indenture or make any other change that does not adversely affect in any material respect the rights of any Holder of a Note.

          13. RESTRICTIVE COVENANTS. The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, incur additional Indebtedness or Liens, make payments in respect of their Capital Stock or certain Indebtedness, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Subsidiaries, merge or consolidate with any other Person, sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets or adopt a plan of liquidation. Such limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

          14. SUCCESSORS. When a successor assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes, the Guarantees and the Indenture, the predecessor will be released from those obligations.

          15. DEFAULTS AND REMEDIES. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at maturity of Notes then outstanding may declare all the Notes to be due and payable in the manner, at the time and with the effect provided in the Indenture. Holders of Notes may not enforce the Indenture except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount at maturity of the Notes then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Notes notice of any continuing Default or Event of Default (except a Default in payment of principal or interest) if it determines that withholding notice is in their interest.

          16. TRUSTEE DEALINGS WITH COMPANY. Subject to the terms of the TIA and the Indenture, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

          17. NO RECOURSE AGAINST OTHERS. No past, present or future stockholder, director, officer, employee or incorporator, as such, of the Company or the Subsidiary Guarantors shall have any liability for any obligation of the Company under the Notes, the Guarantees, the Collateral Agreements or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder of a Note by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

          18. GUARANTEES. Payment of principal and interest and Additional Interest, if any (including interest on overdue principal and overdue interest, if lawful), is unconditionally guaranteed, jointly and severally, by each of the Subsidiary Guarantors.

          19. INTERCREDITOR AGREEMENT. Each Holder, by its acceptance of its Note, agrees to be bound by the terms of the Intercreditor Agreement and all such replacement Intercreditor Agreements and each of the Subsidiary Guarantors and the Holders hereby authorize the Trustee and the Collateral Agent to bind the Holders to the extent provided in the Intercreditor Agreement.

          20. AUTHENTICATION. This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

          21. GOVERNING LAW. The laws of the State of New York shall govern this Note, the Guarantees, the Collateral Agreements and the Indenture, without regard to principles of conflict of laws.

          22. ABBREVIATIONS AND DEFINED TERMS. Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          The Company will furnish to any Holder of a Note upon written request and without charge a copy of the Indenture. Requests may be made to: Morton's Restaurant Group,

Inc., 3333 New Hyde Park Road, New Hyde Park, New York 11042, Attn: Chief Financial Officer.

                                FORM OF GUARANTEE

          Each of the undersigned and their respective successors under the Indenture (collectively, the "SUBSIDIARY GUARANTORS") has jointly and severally with each of the other Subsidiary Guarantors, irrevocably and unconditionally guaranteed, on a senior secured basis to the extent set forth in the Indenture, dated as of July 7, 2003, by and among the Company, the Subsidiary Guarantors and The Bank of New York as Trustee and Collateral Agent (the "INDENTURE"), (i) the due and punctual payment of the principal of, premium, if any, and interest and Additional Interest, if any, on the Notes, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on the overdue principal of and interest and Additional Interest, if any, on the Notes, to the extent lawful, and the due and punctual performance of all other obligations of Morton's Restaurant Group, Inc. (the "COMPANY") to the Holders or the Trustee all in accordance with the terms set forth in Article Ten of the Indenture and (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Capitalized terms used herein have the meanings assigned to them in the Indenture unless otherwise indicated.

          THE OBLIGATIONS OF THE UNDERSIGNED TO HOLDERS OF THE NOTES AND TO THE TRUSTEE PURSUANT TO THIS NOTATION OF GUARANTEE (THE "GUARANTEE") AND THE INDENTURE ARE EXPRESSLY SET FORTH IN ARTICLE TEN OF THE INDENTURE AND REFERENCE IS HEREBY MADE TO THE INDENTURE FOR THE PRECISE TERMS OF THE GUARANTEE AND ALL OTHER PROVISIONS OF THE INDENTURE TO WHICH THE GUARANTEE RELATES. EACH HOLDER OF A NOTE, BY ACCEPTING THE SAME, (A) AGREES TO AND SHALL BE BOUND BY SUCH PROVISIONS AND (B) APPOINTS THE TRUSTEE ATTORNEY-IN-FACT FOR SUCH HOLDER FOR SUCH PURPOSES.

          This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

                                          [NAME OF SUBSIDIARY GUARANTORS]


                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                 ASSIGNMENT FORM

          If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I or we assign and transfer this Note to:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                  (Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint_________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Dated:                                 Signed:
      ----------------------                  ----------------------------------
                                              (Sign exactly as your name appears
                                               on the other side of this Note)

Signature Guarantee:
                     ------------------------------

                      [OPTION OF HOLDER TO ELECT PURCHASE]

          If you want to elect to have this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, check the appropriate box:

               Section 4.15  [       ]

               Section 4.16  [       ]

          If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.15 or Section 4.16 of the Indenture, state the amount you elect to have purchased:

$___________________________


Dated:
      ---------------------             ----------------------------------------
                                        NOTICE: The signature on this assignment
                                                must correspond with the name as
                                                it appears upon the face of the
                                                within Note in every particular
                                                without alteration or
                                                enlargement or any change
                                                whatsoever and be guaranteed by
                                                the endorser's bank or broker.


                                          Signature Guarantee:
                                                              ------------------
                                      B-10

                                                                       EXHIBIT C

                         FORM OF LEGEND FOR GLOBAL NOTES

          Any Global Note authenticated and delivered hereunder shall bear a legend (which would be in addition to any other legends required in the case of a Restricted Security) in substantially the following form:

                          THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE
                  INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY OR A SUCCESSOR DEPOSITORY. THIS NOTE IS NOT EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

                          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
                  REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                                                       EXHIBIT D

                            Form of Certificate To Be
                          Delivered in Connection with
                    TRANSFERS TO NON-QIB ACCREDITED INVESTORS

                                                               -----------, ----


The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

          Re: 7 1/2% SENIOR SECURED NOTES DUE 2010 (THE "NOTES") OF MORTON'S RESTAURANT GROUP, INC. (THE "COMPANY")

Ladies and Gentlemen:

          In connection with our proposed purchase of $_____________ aggregate principal amount at maturity of the Notes, we confirm that:

          1. We have received a copy of the Offering Circular (the "OFFERING CIRCULAR"), dated June 27, 2003, relating to the Notes and such other information as we deem necessary in order to make our investment decision. We acknowledge that we have read and agreed to the matters stated in the section entitled "Notice to Investors" of the Offering Circular.

          2. We understand that any subsequent transfer of the Notes is subject to certain restrictions and conditions set forth in the Indenture dated as of July 7, 2003 relating to the Notes (the "INDENTURE") and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "SECURITIES ACT").

          3. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell or otherwise transfer any Notes prior to the date which is within two years after the original issuance of the Notes or the last date on which the Note is owned by the Company or any affiliate of the Company, we will do so only (i) to the Company or any of its subsidiaries, (ii) inside the United States in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined in Rule 144A under the Securities
Act), (iii) inside the United States to an institutional "accredited investor" (as defined below) provided that, prior to such transfer, the transferee furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you a signed letter containing certain representations and agreements relating to the restrictions on transfer of the Notes, substantially in the form of this letter,
(iv) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (v) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing any of the Notes from us a notice advising such purchaser that resales of the Notes are restricted as stated herein.

          4. We are not acquiring the Notes for or on behalf of, and will not transfer the Notes to, any pension or welfare plan (as defined in Section 3 of the Employee Retirement Income Security Act of 1974), except as permitted in the section entitled "Notice to Investors" of the Offering Circular.

          5. We understand that, on any proposed resale of any Notes, we will be required to furnish to you and the Company such certification, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.

          6. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investment, as the case may be.

          7. We are acquiring the Notes purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.

          8. We are not acquiring Notes with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary shall remain at all times within our and their control.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby, and we agree to notify you promptly if any of our representations or warranties herein cease to be accurate and complete.

          This letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                                         Very truly yours,

                                         [Name of Transferee]


                                         By:
                                            ------------------------------------
                                                     Authorized Signature

                                                                       EXHIBIT E

                            Form of Certificate To Be
                          Delivered in Connection with
                       TRANSFERS PURSUANT TO REGULATION S

The Bank of New York
101 Barclay Street, Floor 8 West
New York, New York 10286

          Re: 7 1/2% SENIOR SECURED NOTES DUE 2010 (THE "NOTES") OF MORTON'S RESTAURANT GROUP, INC. (THE "COMPANY")

Ladies and Gentlemen:

          In connection with our proposed sale of $________________ aggregate principal amount at maturity of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the U.S. Securities Act of 1933, as amended (the "SECURITIES ACT"), and, accordingly, we represent that:

          1.     the offer of the Notes was not made to a person in the United
States;

          2. either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or
(b) the transaction was executed in, on or through the facilities of a designated off-shore securities market and neither we nor any person acting on our behalf knows that the transaction has been pre-arranged with a buyer in the United States;

          3. no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S, as applicable;

          4. the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          5. we have advised the transferee of the transfer restrictions applicable to the Notes.

          You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [Name of Transferee]


                                         By:
                                            ------------------------------------
                                                     Authorized Signature